                                  SCHEDULE 14A
                                (RULE 14(A)-101)

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
  [X] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
                                                               [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                                   ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to ss.240.14a-12

                              ECOMETRY CORPORATION
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [ ] No fee required.
  [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies: Ecometry Corporation common stock, par value $0.01 per share.

         2)       Aggregate number of securities to which transaction applies:
                  (i) 8,097,438 shares of common stock, which represents the number of shares outstanding as of November 15, 2001, less shares that will be owned by SG Merger Corp. upon completion of the merger and (ii) outstanding options to purchase an aggregate of 464,139 shares of common stock with a per share exercise price less than $2.70, and a per share weighted average exercise price of $2.505, which will be cashed out in connection with the merger.

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to the Agreement and Plan of Merger, dated as of October 25, 2001, by and among Ecometry Corporation and SG Merger Corp. and, with respect to Section 5.2(c) only, Wilburn W. Smith and Allan J. Gardner, SG Merger Corp. will merge with and into Ecometry Corporation, and each outstanding share of common stock of Ecometry Corporation, except for shares owned by SG Merger Corp., Wilburn W. Smith and Allan J. Gardner, will be converted into the right to receive $2.70 in cash, without interest. In addition, pursuant to the terms of the merger agreement outstanding options to purchase common stock with a per share exercise price less than $2.70 (except for options held by Wilburn W. Smith and Allan S. Gardner) will be converted into the right to receive a cash payment equal to the product of (1) the number of shares underlying such options and (2) the difference between $2.70 and the per share exercise price of such options.

         4)       Proposed maximum aggregate value of transaction:
                  $21,953,686.23

         5)       Total fee paid: $4,390.74

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

                                                       [         ] [   ] , 2001
Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Ecometry Corporation to be held at 10:00 a.m. local time, on [_______], 200[ ], at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487.

         As described in the enclosed proxy statement, at the special meeting, you will be asked to approve a merger agreement and a merger of SG Merger Corp. ("SG Merger") with and into us. SG Merger is a corporation newly formed by Wilburn W. Smith, chairman of our board of directors and executive vice president - sales, and Allan J. Gardner, a member of our board of directors and our chief technology officer (together, the "Principal Shareholders"), for the sole purpose of effecting the merger.

         In the merger, shares of our common stock issued and outstanding immediately prior to the merger, excluding shares beneficially owned by (1) us or any of our subsidiaries, (2) the Principal Shareholders and (3) SG Merger, will be converted into the right to receive $2.70 per share, in cash, without interest.

         The Principal Shareholders beneficially own approximately 35% of the outstanding shares of our common stock. Prior to the merger, the Principal Shareholders will contribute their shares to SG Merger. Following the proposed merger of SG Merger with and into us, SG Merger will cease to exist and we will become a privately-held corporation owned by the Principal Shareholders.

         Our board of directors has formed a special committee of three independent directors to mitigate any conflict of interest in evaluating this merger proposal, and any other proposals or indications of interest in us, and to negotiate the merger proposals including the terms of the merger agreement with SG Merger. The merger has been approved by our board of directors, upon receiving the unanimous recommendation of the special committee. In its evaluation of the merger, the special committee considered, among other things, the opinion of Adams, Harkness & Hill, Inc., its independent financial advisor, to the effect that, as of the date of the opinion, the $2.70 per share cash merger consideration to be received in the merger by our shareholders other than SG Merger and the Principal Shareholders is fair to such shareholders from a financial point of view.

         The special committee and our board of directors believe that the merger and merger agreement are fair to and in the best interests of our shareholders other than SG Merger and the Principal Shareholders, and therefore, the board recommends that you vote "FOR" the approval of the merger agreement and the merger.

         Details of the merger, the merger agreement and other important information are described in the accompanying notice of special meeting and proxy statement. You are urged to read these important documents carefully before casting your vote.

         Whether or not you plan to attend the special meeting, we urge you to complete, sign, date and promptly return the enclosed proxy card. The merger cannot be completed unless a majority of the outstanding shares of common stock approve the merger agreement and the merger. It is a condition to the merger, however, that the merger agreement and the merger be approved by a majority of our shareholders other than SG Merger and the Principal Shareholders and their affiliates. We may waive this condition.

         We thank you for your prompt attention to this matter and appreciate your support.

                                       Very truly yours,



                                       Wilburn W. Smith
                                       Chairman of the Board of Directors

         YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR COMMON STOCK AT THIS TIME. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON [__________], 200[ ]

To the Shareholders of ECOMETRY CORPORATION:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of ECOMETRY CORPORATION will be held on [ ] , 200[ ] beginning at [ ] a.m. local time, at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to consider and vote upon:

         1. A proposal to approve the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner, as it may be amended from time to time, and the transactions contemplated thereby, including the merger of SG Merger Corp. with and into us, with Ecometry Corporation as the surviving company, and pursuant to which our shareholders (other than SG Merger Corp., Wilburn W. Smith and Allan J. Gardner) will be entitled to receive $2.70 in cash, without interest, for each share of our common stock held immediately prior to the merger. A copy of the merger agreement is included in the attached proxy statement as Annex A and is incorporated in the attached proxy statement by reference.

         2.       Any proposal to adjourn or postpone the special meeting.

         3. Any other business as may properly come before the special meeting or any adjournment or adjournments of the special meeting.

         Only shareholders of record as of the close of business on [ ____________], 2001 will be entitled to notice of the special meeting and to vote at the special meeting and any adjournment of the meeting. Any shareholder will be able to examine a list of shareholders of record for any purpose related to the special meeting, during regular business hours, for a period of ten days prior to the special meeting through the meeting and any adjournment of the meeting. The list will be available at our corporate headquarters located at 1615 South Congress Avenue, Delray Beach, Florida 33445-6368. Under Florida law, approval of the merger agreement and merger requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at the special meeting. In addition to this requirement of Florida law, the merger agreement provides that it is a condition to our obligation to consummate the merger that the holders of a majority of our outstanding shares of common stock not held by Wilburn W. Smith, Allan J. Gardner and SG Merger Corp. and their affiliates vote to approve the merger agreement. We may waive this condition.

         All shareholders are cordially invited to attend the special meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. THE PROXY CARD REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                    By Order of the Special Committee and
                                    the Board of Directors,



                                    Martin K. Weinbaum
                                    Secretary

Delray Beach, Florida
[         ] [  ] , 2001

         PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON [ ] , 200[ ]

         This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the special meeting of shareholders, and at any adjournment of the meeting, to be held at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, on , 200[ ] beginning at 10:00 a.m. local time. The special meeting has been called to consider and vote upon a proposal to approve the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. ("SG Merger") and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner, and the transactions contemplated thereby, including the merger of SG Merger with and into us, with Ecometry Corporation as the surviving company, and pursuant to which our shareholders (other than SG Merger, Wilburn
W. Smith and Allan J. Gardner) will be entitled to receive $2.70 in cash, without interest, for each share of our common stock held by them immediately prior to the merger. A copy of the merger agreement is attached as Annex A.

         Only shareholders of record on [ ] , 2001 are entitled to receive notice of and vote at the meeting. On that record date, there were [ ] shares of our common stock outstanding held by approximately [ ] record holders.

         Each share of our common stock will be entitled to one vote. Under Florida law, the merger agreement and the merger must be approved by a vote of a majority of the outstanding shares of common stock. Of those shares, approximately 35% are beneficially owned by Mr. Smith, chairman of our board of directors and our executive vice president - sales, and Mr. Gardner, a member of our board of directors and our chief technology officer, who we refer to herein collectively as the "Principal Shareholders." The Principal Shareholders have indicated that they intend to transfer their shares to SG Merger prior to the merger. The Principal Shareholders and SG Merger have agreed to vote all shares owned by them to approve the merger agreement and the merger. In addition to the foregoing vote required by Florida law, the merger agreement provides that it is a condition to our obligation to consummate the merger that the holders of a majority of our outstanding common stock not held by the Principal Shareholders and SG Merger and their affiliates approve the merger agreement and the merger. We may waive this condition. A quorum for the meeting requires that holders of a majority of the outstanding shares of common stock must be present in person or by proxy.

         The board of directors, based upon the unanimous recommendation of a special committee of independent directors of the board, recommends that you vote "FOR" approval of the merger agreement and the merger.

         Proxies will be voted in the manner you specify in the proxy card. You must sign your proxy. Each proxy will confer discretionary authority on the named proxyholders to vote on any matter presented at the meeting which we did not know of a reasonable time before the mailing of this proxy statement. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, the proxies will be voted in the discretion of the persons named therein in accordance with their best judgment. If you return your proxy but do not specify how it should be voted, your shares will be voted for the approval of the merger agreement and the merger and for the proposal to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. If your stock is held by a broker or other custodian in "street name," your shares will not be voted unless you provide specific instructions to the custodian. Proxies submitted by custodians who have not received voting instructions will be counted for the purposes of determining a quorum, but will not be voted for or against the merger. Because the merger must be approved by the holders of a majority of the outstanding shares, the failure to vote your shares, including the failure to provide instructions to a custodian, or a decision to abstain from voting, will have the same effect as a vote against the merger. You are urged to complete and return your proxy and, if your shares are held in street name, to provide voting instructions in accordance with the materials you receive from your broker or other custodian.

         This proxy statement, the notice of special meeting and the accompanying form of proxy were first mailed to shareholders on or about [_______________], 2001.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN SUCH JURISDICTION. THE INFORMATION IN THIS PROXY STATEMENT IS ONLY ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1
SUMMARY TERM SHEET................................................................................................4
   Overview.......................................................................................................4
   The Companies..................................................................................................4
   The Merger.....................................................................................................5
   Selected Historical Financial Data.............................................................................7
   Market Price and Dividend Information..........................................................................8
SPECIAL FACTORS...................................................................................................9
   Background of the Merger.......................................................................................9
   Recommendations of the Special Committee and Board of Directors................................................15
   Ecometry's Reasons for the Merger and Fairness of the Merger...................................................15
   SG Merger's and the Principal Shareholders' Reasons for the Merger and Fairness of the Merger..................18
   Purposes of the Merger and Plans or Proposals..................................................................20
   Opinion of Adams, Harkness & Hill, Inc.........................................................................21
   Our Management's Forecast......................................................................................30
   Cautionary Statement Regarding Forward-Looking Statements......................................................31
THE SPECIAL MEETING...............................................................................................33
   Matters to be Considered.......................................................................................33
   Required Votes.................................................................................................33
   Voting and Revocation of Proxies...............................................................................33
   Record Date; Stock Entitled to Vote; Quorum; Voting at the Special Meeting.....................................34
   Adjournments...................................................................................................34
   Appraisal Rights...............................................................................................34
   Solicitation Of Proxies........................................................................................34
CERTAIN INFORMATION CONCERNING OUR COMPANY........................................................................36
   Recent Developments............................................................................................36
   Price Range Of Shares; Dividends; and Stock Repurchases........................................................36
   Interests of Certain Persons in the Merger.....................................................................37
   Options Held By Executive Officers, Directors And Affiliates...................................................38
THE MERGER AGREEMENT..............................................................................................39
   The Merger.....................................................................................................39
   Stock Options..................................................................................................39
   Conversion of Common Stock.....................................................................................39
   Representations and Warranties.................................................................................40
   Covenants......................................................................................................41
   Litigation.....................................................................................................42
   Publicity; Communications......................................................................................42
   Conditions to the Merger.......................................................................................42
   Termination....................................................................................................43
   Effect of Termination..........................................................................................44
   Expenses; Termination Fee......................................................................................44
   Indemnification; Directors' and Officers' Insurance............................................................44
   Amendment......................................................................................................44
CERTAIN BENEFICIAL OWNERSHIP OF SHARES............................................................................45
CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS....................................................................46
   General........................................................................................................46
   Hart-Scott-Rodino..............................................................................................46
   Litigation.....................................................................................................46
ACCOUNTING TREATMENT..............................................................................................46
ESTIMATED FEES AND EXPENSES OF MERGER.............................................................................46
MERGER FINANCING..................................................................................................46

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER............................................................47
INDEPENDENT AUDITORS..............................................................................................48
SHAREHOLDER PROPOSALS.............................................................................................48
WHERE YOU CAN FIND MORE INFORMATION...............................................................................48
AVAILABLE INFORMATION.............................................................................................49
OTHER BUSINESS....................................................................................................50


Annex A -- Merger Agreement
Annex B -- Opinion of Adams, Harkness & Hill, Inc.
Annex C -- Annual Report on Form 10-K for the Fiscal Year Ended December 31,
2000
Annex D -- Quarterly Report on Form 10-Q for the Period Ended September 30, 2001

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers are intended to address briefly some commonly asked questions regarding the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement before voting on the proposed merger.

Q:       WHAT AM I BEING ASKED TO VOTE UPON? (SEE PAGE 33)

A: You are being asked to vote to approve the merger agreement and merger between us and SG Merger which provides that SG Merger will acquire us by merging with and into us. Following the proposed merger of SG Merger with and into us, SG Merger will cease to exist and we will become a privately-held corporation owned by the Principal Shareholders.

Q:       WHAT IS SG MERGER? (SEE PAGE 5)

A: SG Merger is a corporation newly-formed by the Principal Shareholders for the sole purpose of acquiring us in the merger.

Q:       WHO ARE THE PRINCIPAL SHAREHOLDERS? (SEE PAGES 4-5)

A: Wilburn W. Smith is the chairman of our board of directors, executive vice president - sales and the beneficial owner of approximately 17.4% of the outstanding shares of our common stock. Allan J. Gardner is our chief technology officer, a member of our board of directors and the beneficial owner of approximately 17.6% of the outstanding shares of our common stock. The Principal Shareholders are the only directors, officers and shareholders of SG Merger.

         The Principal Shareholders together beneficially own approximately 35% of the outstanding shares of our common stock. The Principal Shareholders have indicated that these shares will be voted in favor of the merger.

Q:       WHAT WILL I RECEIVE IN THE MERGER? (SEE PAGES 39-40)

         Upon completion of the merger, each outstanding share of our common stock immediately prior to the effective time of the merger will be converted into the right to receive $2.70 in cash, without interest, except for shares held by us, our subsidiaries, the Principal Shareholders and SG Merger.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER? (SEE PAGES 15-17)

A: In the opinion of the board of directors, based upon the unanimous recommendation of a special committee of three independent directors, the terms and provisions of the merger and the merger agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG Merger. The board, with the Principal Shareholders abstaining, and then the full board unanimously, has approved the merger agreement and the merger and declared it fair to and in the best interests of our shareholders other than SG Merger and the Principal Shareholders.

Q:       WHY WAS THE SPECIAL COMMITTEE FORMED? (SEE PAGE 10)

A: The Principal Shareholders, who are members of our board of directors and officers of our company, have a direct conflict of interest in recommending approval of the merger agreement and the merger because they are also the sole shareholders, directors and officers of SG Merger. If the merger occurs, the Principal Shareholders will beneficially own all of our outstanding common stock. As a result, the Principal Shareholders will receive all of the benefit of our future earnings and any increase in our value and bear the full loss of any decrease in our value, while you will no longer receive any such benefit or bear any such risk. Specifically, the Principal Shareholders have a direct pecuniary interest in having the merger consideration, both on a per-share basis and in the aggregate, be as low as possible. Because of this conflict, the board of directors formed a special committee of three independent directors to evaluate the merger proposal of SG Merger and any other proposals or indications of interest in acquiring us submitted by third parties, and to negotiate the merger agreement. The members of the special committee are not affiliated in any way with SG Merger and will not be affiliated with SG Merger at the time of the merger.

Q: DO THE PRINCIPAL SHAREHOLDERS AND SG MERGER BELIEVE THE MERGER IS FAIR TO THE SHAREHOLDERS? (SEE PAGES 18-20)

A: The Principal Shareholders and SG Merger each believe that the merger and the consideration to be paid in the merger to the holders of our common stock other than the Principal Shareholders and SG Merger are fair to such holders from a financial point of view.

Q: WHAT STEPS DID THE BOARD OF DIRECTORS AND SPECIAL COMMITTEE TAKE TO DETERMINE THAT THE PRICE PER SHARE I WILL RECEIVE IN THE PROPOSED MERGER IS FAIR TO ME FROM A FINANCIAL POINT OF VIEW? (SEE PAGES 9-14)

A: The board of directors formed a special committee consisting of directors who had no conflicts of interest with respect to the merger to evaluate and negotiate the terms of the merger agreement with SG Merger, as well as any other proposals or indications of interest in us. The special committee selected and retained its own legal and financial advisors to assist it in the evaluation and negotiation of the merger agreement and merger, and received a written fairness opinion from its financial advisor. In its evaluation of the merger, the special committee considered, among other things, the opinion of Adams, Harkness & Hill, its independent financial advisor, that as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $2.70 cash merger consideration that each shareholder other than the Principal Shareholders and SG Merger will have the right to receive in the merger is fair, from a financial point of view, to that shareholder.

Q:       HOW WILL SG MERGER FINANCE THE MERGER? (SEE PAGES 46-47)

A: SG Merger will use the cash that our company currently has to purchase all the shares owned by persons other than us, our subsidiaries, the Principal Shareholders and SG Merger.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME? (SEE PAGE 47)

A: The receipt of the cash merger consideration by you will be a taxable transaction for federal income tax purposes. To review the possible tax consequences in greater detail, see "Material Federal Income Tax Consequences of the Merger." You should also consult your tax advisor as to your particular circumstances and the specific tax effects of the merger to you.

Q:       WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT? (SEE PAGE 33)

A: Pursuant to our articles of incorporation and applicable Florida law, the holders of a majority of all outstanding shares of our common stock must vote to approve the merger agreement and the merger. As of November __, 2001, the Principal Shareholders beneficially owned approximately 35% of the common stock eligible to vote at the special meeting. The Principal Shareholders have indicated that they intend to transfer their shares to SG Merger prior to the merger. The Principal Shareholders and SG have agreed to vote all shares owned by them in favor of approving the merger agreement and the merger.

         In addition to the vote required by Florida law, the merger agreement provides that it is a condition to our obligation to effect the merger that the holders of a majority of our outstanding shares of common stock not held by the Principal Shareholders and SG Merger and their affiliates vote to approve the merger agreement and the merger. We may waive this condition.

Q:       WHO CAN VOTE ON THE MERGER? (SEE PAGE 34)

A: Shareholders of record as of the close of business on , 2001, are entitled to notice of, and to vote at, the special meeting to approve the merger agreement and the merger.

Q:       WHAT DO I NEED TO DO NOW? (SEE PAGES 33-35 AND 51-52)

A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. You can also vote your shares in person at the special meeting.

         If your shares are held in "street name," which means that your shares are held in the name of a broker or other financial institution instead of in your own name, your broker will vote your shares only if you instruct your broker on how to vote. You should follow the directions provided by your broker regarding how to vote your shares.

Q:       MAY I CHANGE MY VOTE? (SEE PAGES 33-34)

A: Yes, your vote can be changed at any time before the proxy is voted at the special meeting. This can be done by (i) sending in a written revocation of your proxy to our secretary at our principal address,
         (ii) sending in a signed proxy card with a later date to the address on the proxy card before the special meeting, or (iii) attending the special meeting and voting your shares in person.

         If you are not the record holder of your shares (for example if you own your shares in "street name"), you must follow the procedures required by the holder of record, usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record for more information on these procedures.

Q:       AM I ENTITLED TO APPRAISAL RIGHTS? (SEE PAGE 34)

A: No. Because our shares of common stock were listed on the Nasdaq National Market on the record date, you do not have appraisal rights under Florida law.

Q:       SHOULD I SEND MY STOCK CERTIFICATES NOW? (SEE PAGE 40)

A: No. After the merger is completed, we will send you a transmittal form and written instructions for exchanging your share certificates.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED? (SEE PAGE 39)

A: We are working toward completing the merger as quickly as possible. If the merger agreement and the merger are approved by the shareholders and the other conditions to the merger are satisfied, we hope to complete the merger on the day following the special meeting, but there can be no assurance that we will be able to do so.

Q:       WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING? (SEE PAGE
         34)

A: We are also soliciting proxies to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

Q:       WHO CAN HELP ANSWER MY QUESTIONS? (SEE PAGES 48-49)

         If you have more questions about the merger agreement or the merger or would like additional copies of this proxy statement, you should contact our corporate secretary, Martin K. Weinbaum, at (561) 265-2700 or, our proxy solicitor, D.F. King & Co., Inc., Attention: Tom Long, 77 Water Street, 20th Floor, New York, New York 10005, telephone (212) 269-5550.

                               SUMMARY TERM SHEET

         The following summary, together with the previous question and answer section, provides an overview of the material information discussed in this proxy and presented in the attached annexes and documents. This summary is not intended to be complete and is qualified by the more detailed information contained elsewhere in this proxy statement, the attached annexes and the documents we refer to in this proxy statement. You are urged to review this entire proxy statement carefully, including its annexes and all documents referenced in this proxy statement. See "Where You Can Find More Information" for more details.

OVERVIEW

         We are furnishing this proxy statement in connection with a special meeting of our shareholders to be held on [DATE], 200[ ] at 10:00 a.m. local time at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to allow our shareholders to consider and vote on a proposal to approve the merger and the merger agreement, a copy of which is attached to this proxy statement as Annex A. The merger agreement provides that SG Merger will be merged with and into us with us as the surviving corporation. Pursuant to the merger, our shareholders other than Wilburn W. Smith, Allan J. Gardner and SG Merger will receive $2.70 per share in cash, without interest, for each share of our common stock that they own at the effective time of the merger. Following the merger, SG Merger will cease to exist and we will be a privately-held corporation owned by Wilburn W. Smith and Allan J. Gardner.

         During the time the merger agreement was negotiated and at the time it was executed, Wilburn W. Smith was the chairman of our board of directors and our executive vice president - sales, and Allan J. Gardner was a member of our board of directors and our chief technology officer (together, the "Principal Shareholders"). The Principal Shareholders are also the sole shareholders, officers and directors of SG Merger. The Principal Shareholders, therefore, have a direct conflict of interest with respect to the proposed transaction. As of the date of this proxy statement, the Principal Shareholders own approximately 35% of our outstanding common stock which they have agreed will be voted to approve the merger agreement and the merger.

         In light of this conflict of interest, our board of directors formed a special committee to evaluate the merger proposal of SG Merger, as well as any other proposals or indications of interest in us submitted to us by third parties. The special committee is comprised of three of our directors who are not employees and are not affiliated in any way with SG Merger and otherwise have no special interest in the merger. The special committee retained its own financial advisor and legal counsel, and negotiated the terms of the merger agreement on behalf of the board and us. In connection with the execution of the merger agreement, the special committee determined that the merger and the merger agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG Merger. The special committee unanimously recommended that the entire board vote to adopt the merger agreement and approve the merger and to recommend that our shareholders approve the merger agreement and the merger. The board, with Messrs. Smith and Gardner abstaining, and then the entire board, acted in accordance with the special committee's recommendation, and approved the merger agreement and the merger and recommended that our shareholders do the same.

THE COMPANIES

ECOMETRY CORPORATION
1615 South Congress Avenue
Delray Beach, Florida 33445-6368
(561) 265-2700

         We are a publicly-held Florida corporation incorporated in 1988 under the name Smith-Gardner & Associates, Inc. On December 4, 2000, we changed our name to Ecometry Corporation. We are a leading provider of enterprise software solutions and services to the multi-channel commerce industry. Our clients include direct marketing and catalog companies, retailers and manufacturers with significant direct sales channels, Internet-only companies and fulfillment houses. Our Ecometry family of software products is designed to automate multi-channel commerce activities, including marketing, advertising analysis, sales, telemarketing, ordering, customer services, merchandising, procurement, electronic and Internet commerce, supply chain management, warehousing, shipping, accounting and systems operation. Ecometry Retail Enterprise also provides managers and sales personnel with real-time operations, inventory and customer data to improve both management decision-making and customer service.

SG MERGER CORP.
1615 South Congress Avenue
Delray Beach, Florida 33445-6368
(561) 265-2700

         SG Merger is a privately-held Florida corporation incorporated on August 9, 2001 specifically for the merger and has not carried on any activities to date other than those incident to its formation, the negotiation and execution of the merger agreement and the transactions contemplated by the merger agreement. Wilburn W. Smith, our executive vice president - sales, and Allan J. Gardner, our chief technology officer, both of whom are on our board of directors, are the sole shareholders, officers and directors of SG Merger. The Principal Shareholders have indicated that they intend to transfer their 4,325,000 shares of our common stock to SG Merger before the completion of the merger. In any event, the Principal Shareholders and SG Merger have agreed to vote all of their shares in favor of the merger.

THE MERGER

         EFFECT OF THE MERGER (SEE PAGE 39)

         Pursuant to the merger agreement, SG Merger will be merged directly into us and we will be the surviving corporation. At the effective time of the merger, SG Merger will cease to exist and we will become a privately-held corporation owned by the Principal Shareholders. The merger will become effective when the articles of merger are duly filed with the Department of State of the State of Florida.

         COMPANY STOCK OPTIONS (SEE PAGE 39)

         At the effective time of the merger, all options to purchase our shares will automatically become vested. Each option (other than those held by the Principal Shareholders) with an exercise price per share less than the merger consideration will be converted into the right to receive an amount equal to the merger consideration in cash, less the applicable exercise price, for each share of common stock subject to such stock option. All other options (including those held by the Principal Shareholders) will be terminated.

         SHAREHOLDER VOTE; OWNERSHIP OF MANAGEMENT, DIRECTORS AND OTHER AFFILIATES (SEE PAGE 33)

         Under our articles of incorporation and Florida law, the holders of a majority of all outstanding shares of our common stock must vote to approve the merger agreement. In addition, the merger agreement provides that it is a condition to our obligation to effect the merger that the holders of a majority of our outstanding shares of common stock not held by the Principal Shareholders and SG Merger and their affiliates vote to approve the merger agreement. We may waive this condition.

         As of [______ __], 2001, the record date for the special meeting, the Principal Shareholders held approximately 35% of the common stock eligible to vote at the special meeting. The Principal Shareholders have indicated that they intend to transfer their shares to SG Merger prior to the merger. In any case, the Principal Shareholders and SG Merger have agreed to vote their common stock in favor of approving the merger agreement and the merger.

         As of [_________ __], 2001, our directors and executive officers (other than the Principal Shareholders) beneficially owned less than 1% of our outstanding common stock, excluding options to purchase common stock. All of our directors and executive officers who own common stock have indicated that they intend to vote to approve the merger agreement and the merger.

         CONDITIONS TO THE MERGER (SEE PAGES 42-43)

         We and SG Merger will not complete the merger unless a number of conditions are satisfied by us and/or SG Merger. It is a condition to both SG Merger's and our obligation to consummate the merger that shareholders (including the Principal Shareholders and SG Merger) holding a majority of shares of our outstanding common stock vote to approve the merger agreement and the merger. It is a condition to our obligation to consummate the merger that holders of a majority of our shares of outstanding common stock not held by the Principal Shareholders and SG Merger and their affiliates vote to approve the merger agreement and the merger. Further, it is a condition to each party's obligation to consummate the merger that the other party shall not have experienced an event or events that have had or are reasonably likely to have a material adverse effect on the other party's business or operations between the date of the merger agreement and the effective time of the merger. The merger agreement also contains various other conditions which are customary in transactions of this type. Many of these conditions (including the condition that holders of a majority of our outstanding common stock not held by the Principal Shareholders and SG Merger and their affiliates vote to approve the merger agreement and the merger) may be waived by the party benefiting from the condition.

         TERMINATION OF THE MERGER AGREEMENT (SEE PAGES 43-44)

         The merger agreement may be terminated and the merger abandoned at any time before it is completed under certain circumstances, including the parties' mutual consent. Either party may terminate the merger agreement, among other reasons, if the merger agreement and the merger are not approved by the holders (including SG Merger and the Principal Shareholders) of a majority of our common stock or if the merger has not been consummated by February 28, 2002. Prior to the approval of the merger agreement by holders of a majority of our outstanding common stock not held by SG Merger and the Principal Shareholders and their affiliates, we can terminate the merger agreement if, among other reasons, our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal that is superior to SG Merger's proposal or otherwise withdraws, modifies or amends its approval or recommendation of the merger agreement and related transactions. SG Merger can terminate the merger agreement if, among other reasons, our board of directors withdraws, modifies or amends in any respect adverse to SG Merger its recommendation of the merger and related transactions, or if our board approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so). SG Merger may also terminate the merger agreement if a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors does not recommend that you reject such offer. We have agreed to pay SG Merger a termination fee of $1,679,100 in the event that the merger agreement is terminated as a result of the our board's withdrawal or adverse modification of it's recommendation of the merger, the failure of our board to recommend rejection of a third-party tender or exchange offer for 15% or more of our common stock, or the approval of a superior third-party acquisition proposal.

         OPINION OF FINANCIAL ADVISOR (SEE PAGES 21-30)

         The special committee retained Adams, Harkness & Hill as its independent financial advisor to render an opinion as to the fairness, from a financial point of view, of the cash merger consideration that each holder of our shares other than SG Merger and the Principal Shareholders will receive in the merger. On October 24, 2001, Adams, Harkness & Hill delivered its written opinion to the special committee that, as of the date of the opinion, and based on and subject to the assumptions, limitations and qualifications contained in that opinion, the $2.70 per share cash merger consideration that each of our shareholders other than SG Merger and the Principal Shareholders will have the right to receive in the proposed merger is fair, from a financial point of view, to that shareholder.

         A copy of Adams, Harkness & Hill's October 24, 2001 written opinion is attached to this proxy statement as Annex B. We urge you to read Adams, Harkness & Hill's opinion in its entirety.

         MERGER FINANCING (SEE PAGES 46-47)

         The total amount of cash required to consummate the transactions contemplated by the merger agreement, including payment of related fees and expenses, is estimated to be approximately $23 million, which will be paid by our company after the merger from cash that we currently have on hand.

SELECTED HISTORICAL FINANCIAL DATA

         We are providing the following historical financial information to aid you in your analysis of the financial aspects of the merger.

         The following selected financial data is only summary and should be read with our financial statements and the notes to those statements and our "management's discussion and analysis of financial condition and results of operations" contained in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000 and our Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2001 attached as Annex C and Annex D, respectively, to this proxy statement and incorporated by reference herein. The statement of operations data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 and the balance sheet data at December 31, 2000, 1999, 1998, 1997 and 1996, are derived from our financial statements which have been audited by our independent auditors, KPMG, LLP. The statement of operations and balance sheet data for the nine months ended September 30, 2001 and 2000 are derived from our unaudited financial statements. Please note that historical results are not necessarily indicative of the results to be expected in the future. See Annex C and Annex D hereto.

                                                 NINE MONTHS
                                              ENDED SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                            ---------------------     ------------------------------------------------------------
                                              2001         2000         2000         1999         1998         1997         1996
                                            --------     --------     --------     --------     --------     --------     --------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenue .................................     20,535       37,291       45,616       46,598       33,702       18,652       18,529
Cost of sales and services ..............     11,446       20,851       25,301       22,544       17,780       11,889       10,433
                                            --------     --------     --------     --------     --------     --------     --------
Gross Profit ............................      9,089       16,440       20,315       24,054       15,922        6,763        8,096
Operating expenses ......................     16,410       17,908       23,823       17,067       11,222        8,060        8,010
                                            --------     --------     --------     --------     --------     --------     --------
(Loss) income from operations ...........     (7,321)      (1,468)      (3,508)       6,987        4,700       (1,297)          86
Total interest income (expense), net ....      1,397        1,798        2,299        1,584       (1,697)      (2,071)      (2,536)
                                            --------     --------     --------     --------     --------     --------     --------
(Loss) Income before provision for
   income taxes .........................     (5,924)         330       (1,209)       8,571        3,003       (3,368)      (2,450)
Income Tax benefit (expense) ............      1,152         (701)        (375)      (3,048)          --           --           --
                                            --------     --------     --------     --------     --------     --------     --------
Net (loss) income .......................   $ (4,772)    $   (371)    $ (1,584)    $  5,523     $  3,003     $ (3,368)    $ (2,450)
                                            ========     ========     ========     ========     ========     ========     ========
Net (loss) income per share:
   Basic ................................   $  (0.39)    $  (0.03)    $  (0.13)    $   0.48     $   0.57     $  (0.64)    $  (0.47)
                                            ========     ========     ========     ========     ========     ========     ========
   Diluted ..............................   $  (0.39)    $  (0.03)    $  (0.13)    $   0.44     $   0.50     $  (0.64)    $  (0.47)
                                            ========     ========     ========     ========     ========     ========     ========
Weighted average shares used in
  calculating net income per share:
   Basic ................................     12,389       12,376       12,372       11,622        5,263        5,263        5,263
                                            ========     ========     ========     ========     ========     ========     ========
   Diluted ..............................     12,389       12,376       12,372       12,426        8,131        5,263        5,263
                                            ========     ========     ========     ========     ========     ========     ========

                                                   NINE MONTHS
                                                      ENDED
                                                   SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                               --------------------    ----------------------------------------------------------
                                                 2001        2000        2000        1999        1998         1997         1996
                                               --------    --------    --------    --------    --------     --------     --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA DATA (UNAUDITED):
   Income (loss) before income tax expense
   benefit.................................                                        $  8,571       3,003       (3,368)      (2,450)
Pro forma income tax (expense) benefit (2).                                          (3,378)     (1,215)         948          360
                                                                                   --------    --------     --------     --------
Pro forma net income (loss) (2)............                                        $  5,193    $  1,788     $ (2,420)    $ (2,090)
                                                                                   ========    ========     ========     ========

BALANCE SHEET DATA:
   Cash and cash equivalents ..............    $ 37,280    $ 38,038    $ 36,827    $ 39,246    $  1,577     $    169     $     60

   Working capital ........................      37,478      43,164      42,016      43,335       3,904           16        1,233

   Total assets ...........................      45,824      53,373      50,566      51,468       9,470        3,135        3,666

   Convertible debt and accrued interest (1)         --          --          --          --      16,500       14,700       12,520
   Shareholders' equity (deficit) (1) .....      39,995      45,989      44,756      45,162     (10,951)     (13,918)     (10,550)
   Book value .............................    $   3.23    $   3.72    $   3.62    $   3.63    $  (1.35)    $  (2.64)    $  (2.00)

(1) The fair value of the conversion features of the Convertible Debentures was determined to be $3.5 million based on the difference between the stated interest rates and the estimated market rate of such Convertible Debentures on the date of issuance. The amount is included in additional paid-in capital in the accompanying consolidated balance sheet, with the resulting original issue discount on the convertible debt being amortized from the date of issuance (December 19, 1994) to the date the security first became convertible (June 30, 1997). This interest expense is a non-cash item.

(2) Prior to completing our initial public offering of common stock and as a result of our election to be treated as an S Corporation before that time for income tax purposes, we were not subject to federal or certain state income taxes. Upon our voluntary revocation of our S Corporation status effective January 1, 1999, we became subject to federal and certain state income taxes at applicable rates for a C Corporation. The unaudited pro forma income tax (expense) benefit presented in the consolidated statements of operations represents the estimated taxes that would have been recorded had we been a C Corporation for income tax purposes for each of the periods presented.

MARKET PRICE AND DIVIDEND INFORMATION (SEE PAGES 36-37)

         On October 25, 2001, the trading day immediately preceding the announcement of the execution and delivery of the merger agreement, the closing price per share of our common stock on the Nasdaq National Market was $1.50. On ________, 2001, the latest practicable trading day before the printing of this document, the closing price per share of our common stock on the Nasdaq National Market was $_______.

         We have not declared or paid cash dividends on our common stock since our initial public offering.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         We were incorporated in Florida in 1988. In February 1999, we completed an initial public offering of 4,410,000 shares of our common stock at $12 per share. After our initial public offering, the Principal Shareholders each owned approximately 20% of our issued and outstanding common stock.

         Since our initial public offering, our common stock has been relatively thinly traded, providing little liquidity for our shareholders. In the opinion of our board of directors and management, our public market valuation has been constrained due to our small market capitalization, limited public float, relatively low trading volume and the lack of research coverage from securities analysts. Because we have been unable to realize the principal benefits of public ownership, we have from time to time considered strategic alternatives to maximize shareholder value.

         On June 22, 2000, our board of directors approved a share repurchase program. The board hoped that a repurchase program would be viewed by the investment community as an expression of the board's confidence in our company and would thus increase the interest of the investment community in our company and its stock. The board was also motivated by the improvement in our financial ratios that would result from share repurchases. Pursuant to the repurchase program, from August 1, 2000 through August 24, 2001, we purchased an aggregate of 65,000 shares of our common stock in the open market at prices ranging from $3.9375 to $4.6250.

         In March 2001, our management requested that Sharon Gardner, our former vice president-marketing and Mr. Gardner's daughter, assist us in pursuing strategic alternatives for the company, including the possible sale or merger of our company. From March through June 2001, Ms. Gardner contacted approximately 50 potential buyers for our company. As a result of Ms. Gardner's efforts, three potential buyers attended meetings with management of the company. After these meetings, one party submitted an indication of interest to purchase our company. The potential acquirer made a preliminary proposal, subject to further due diligence, to purchase all of the shares of our company's stock in exchange for the acquirer's stock, valuing each share of our common stock at $4.50. After subsequent due diligence and further conversations with our management, the potential acquirer withdrew its offer to purchase the company before the offer was considered by our board. During the next few weeks, the parties discussed several alternate transactions. The company ultimately concluded that none of the transactions was in the best interest of the company's shareholders.

         At a special meeting of our board of directors on June 7, 2001, the Principal Shareholders advised the board that given the inability to agree on a transaction with the party discussed above and the apparent lack of interest in acquiring us on the part of other parties that had been contacted to date, the Principal Shareholders might be interested in offering to take the company private if the board would be receptive to such a proposal. After some discussion, the board concluded that it would be open to such a proposal, as well as other transactions involving the sale of our company. The board of directors' determination to evaluate the sale of our company was based on:

-        our small public float and limited institutional following;

-        our low trading volume;

-        limited research coverage of the company from securities analysts;

- the board of director's belief that there is little likelihood that the liquidity of our common stock will improve in the future; and

- the poor performance of our stock price since the second quarter of 2000.

         On June 12, 2001, the company engaged the investment banking firm Raymond James & Associates, Inc. to evaluate strategic alternatives for our company and to report on the valuation of our company. Representatives from Raymond James met with members of our management and performed a limited due diligence investigation of our company.

         On July 25, 2001, representatives of Raymond James presented their preliminary views of the value of the company to our board of directors using several valuation methodologies, including comparable public companies, liquidation value, comparisons to valuations obtained in precedent transactions and discounted cash flow analysis. The preliminary valuations presented ranged from $2.63 to $28.38 per share. The special committee did not rely on the Raymond James presentation because it was preliminary in nature. Raymond James' presentation materials are included as an exhibit to the Schedule 13E-3 filed concurrently with this proxy statement.

         At a meeting of our board of directors held on July 25, 2001, our board resolved to form a special committee consisting of our independent directors, Robert C. "Bud" Kneip, James J. Felcyn, Jr. and Francis H. Zenie, to review and evaluate the options for a sale of our company, including a going private transaction led by the Principal Shareholders, and to make recommendations to the full board. The board authorized the special committee to engage such third party advisors as it deemed appropriate and resolved that each member of the special committee would receive $20,000, plus expenses for serving on the special committee. This compensation arrangement was established to compensate the members of the special committee for the additional time that would be required to serve on the special committee. The board authorized the formation of a special committee consisting of our independent directors and excluding the Principal Shareholders because the board concluded that if the Principal Shareholders made an offer to take the company private, their interests would be different from the company's other shareholders. Each of the members of the special committee is a non-employee director and has no affiliation with the Principal Shareholders.

         On August 1, 2001, the special committee retained Testa, Hurwitz & Thibeault, LLP and Edwards & Angell, LLP as its legal counsel. Neither law firm has previously represented our company.

         On August 9, 2001, SG Merger was organized by the Principal Shareholders for the purpose of pursuing a merger between SG Merger and us.

         On August 10, 2001, SG Merger submitted a letter to the special committee asking whether the special committee would be receptive to receiving a formal acquisition proposal from SG Merger. The letter from SG Merger outlined the following terms of a potential transaction. The transaction would be structured as a merger under the laws of the State of Florida. SG Merger, a newly-formed corporation owned by the Principal Shareholders, would be merged with and into us. Upon the consummation of a merger, each outstanding share of common stock of the company not held by the Principal Shareholders or by SG Merger would be converted into the right to receive $2.75 in cash, without interest. Each outstanding option to receive capital stock of our company not held by SG Merger or the Principal Shareholders would be converted into the right to receive an amount in cash equal to the difference between the option price and $2.75. All shares of common stock and all options held by SG Merger or the Principal Shareholders would be cancelled for no consideration. Immediately following the merger, all of the outstanding capital stock of the surviving company would be owned by the Principal Shareholders. The letter indicated that SG Merger would expect that the merger agreement relating to the potential transaction would permit the company to solicit other offers to buy the company, would contain a "fiduciary out" allowing the special committee to terminate the merger agreement with SG Merger if it received a superior third party offer that the special committee wished to accept and would not provide for the payment of a "topping" or "break-up" fee upon the termination of the merger agreement as a result of the special committee accepting a superior third party offer. However, the letter indicated that SG Merger would require that the merger agreement give SG Merger a right of first refusal to match any competing offer to acquire us made by a third party before we would be allowed to terminate the merger agreement with SG Merger and that, if we accepted a competing offer and terminated the merger agreement with SG Merger, we reimburse SG Merger for its fees and expenses. The letter also indicated that the closing of the merger would be subject to customary closing conditions, including the approval of a majority of our shareholders and the receipt of a "fairness opinion" from our financial advisors, as well as the condition that our net book value not be less than $40 million at the closing.

         On August 14, 2001, the special committee met by telephone with its counsel to discuss the letter received from SG Merger. The special committee discussed the need to retain an independent financial advisor and agreed to retain Adams, Harkness & Hill.

         On August 14, 2001 the special committee responded to SG Merger indicating that it had insufficient information to make a decision whether or not to invite SG Merger to make a formal offer and informed SG Merger that it had retained Adams, Harkness & Hill to act as its independent financial advisor.

         The factors used for selection of Adams, Harkness & Hill as the special committee's independent financial advisor included (i) the advisor's expertise and experience in our industry; (ii) the reputation of the advisor in the financial community; (iii) the ability of the advisor to meet the special committee's requirements and timeliness; (iv) the lack of any previous business relationship with SG Merger or the Principal Shareholders; and (v) the structure and amount of consideration to be paid to the advisor.

         On August 21 and August 22, 2001, Adams, Harkness & Hill conducted a due diligence investigation of the company, which included discussions with our management and analysis of our financial situation and projections.

         On August 23, 2001, the special committee met with its legal and financial advisors at our office in Delray Beach, Florida. Adams, Harkness & Hill reported on its due diligence investigation of the company and reviewed with the special committee its preliminary conclusions regarding the value of the company. Adams, Harkness & Hill advised the special committee that given its limited due diligence to date, its analysis was necessarily preliminary but that it was of the opinion that a number of unique factors made it difficult for Adams, Harkness & Hill to assess the value of the company without soliciting potential purchasers of the company. The most important of these factors was the fact that the core of the company's primary product was written in COBOL, an outmoded computer programming language that is difficult to maintain. The special committee authorized Adams, Harkness & Hill to contact potential purchasers of the Company while continuing its financial analysis of the company. Adams, Harkness & Hill discussed with the special committee third parties that might have an interest in acquiring us and the resources to complete a transaction.

         Between August 24, 2001 and September 5, 2001, Adams, Harkness & Hill attempted to contact a number of potential strategic acquirers. When contacted, these parties were informed that Adams, Harkness & Hill was acting on behalf of the special committee of a publicly-traded company that was contacting a limited list of potential buyers, and that if they were interested in pursuing a transaction, a non-disclosure agreement would be sent naming and describing the company.

         On September 5, 2001, the special committee had a telephonic meeting with its legal and financial advisors. Representatives of Adams, Harkness & Hill reported that because of the Labor Day holiday they had not been able to contact many of the potential purchasers, but that those they had contacted had not expressed strong interest, in large part due to the COBOL issues noted above. Representatives of Adams, Harkness & Hill informed the special committee that they would continue to solicit potential purchasers, but that they were not confident that a third party willing to consummate a transaction with the company in a timely manner would emerge. After discussing the company's alternatives if no third party willing to make an offer emerged such as liquidating the company, the special committee asked Adams, Harkness & Hill to provide, in addition to the other methodologies Adams, Harkness & Hill was using to analyze the value of the company, an analysis of the liquidation value of the company.

         On September 13, 2001, counsel to SG Merger submitted a draft merger agreement based on the terms of its August 10, 2001 request for an indication of interest to the special committee for the special committee's consideration in the event that it responded favorably to SG Merger's request for an indication of interest in receiving an acquisition proposal from SG Merger.

         On September 24, 2001, counsel to SG Merger contacted counsel to the special committee and informed them that in light of the events of September 11 and subsequent economic developments including a perceived reluctance of the company's customers to invest in new software and products, general economic uncertainty and the decline in the stock market, SG Merger was reducing its indication of interest from $2.75 to $2.20 per share.

         On September 28, 2001, the special committee had a telephonic meeting with its financial and legal advisors. Representatives of Adams, Harkness & Hill presented an updated analysis of the value of the company and reported on the companies that Adams, Harkness & Hill had contacted and the results of its discussions with each company. Representatives of Adams, Harkness & Hill reported that there was little interest in a transaction with the company and those companies that expressed limited interest were not likely to be able to complete a transaction in a timely manner due to, among other things, the current state of the financial markets. Next, representatives from Adams, Harkness & Hill presented their liquidation analysis of the company. This analysis assumed that the company's support and services business could be separated from the rest of the business and that a buyer for the support and services business could be found. With this assumption, the analysis concluded that the liquidation value of the company was approximately $2.30 to $2.90 per share. The financial advisor outlined several risks to a liquidation strategy including (i) the risk that upon an announced liquidation of the company the company's customer base would aggressively look to replace the company's technology and, therefore, terminate support contracts, (ii) potential purchasers of our assets and business segments may lack resources to complete a transaction and (iii) management retention upon the adoption of a liquidation strategy might be uncertain. The special committee then asked the financial advisor to comment on SG Merger's indication of interest of $2.20 per share. Representatives of Adams, Harkness & Hill indicated that based on their work to date, they did not believe that they would be able to reach the conclusion that $2.20 per share was fair to the company's public shareholders from a financial point of view.

         Soon after the meeting of the special committee on September 28, 2001, Mr. Felcyn contacted Wilburn W. Smith, one of the Principal Shareholders, on behalf of the special committee and informed him that $2.20 per share was not acceptable to the special committee. After lengthy discussions, Mr. Smith proposed increasing SG Merger's indication of interest to $2.40 per share. Mr. Felcyn responded that, based on the analysis prepared by Adams, Harkness & Hill, $2.40 per share was also not acceptable.

         On October 1, 2001, Mr. Smith called Mr. Felcyn and offered to increase SG Merger's indication of interest to $2.70 per share if the company accepted all of the other terms of the proposed merger agreement delivered by counsel to SG Merger.

         After the call, the special committee met by telephone with its legal and financial advisors. Mr. Felcyn reported on his discussions with Mr. Smith. At the special committee's request, counsel to the special committee then summarized the terms of the proposed merger agreement provided by counsel to SG Merger, including SG Merger's request for a right of first refusal to match any competing offer, SG Merger's request for reimbursement of its expenses if the merger agreement with SG Merger were terminated as a result of the special committee's acceptance of a higher offer from a third party, the scope of the company's ability to solicit competing offers after entering into a merger agreement with SG Merger, and the conditions to closing that a majority of the company's shareholders vote in favor of the merger and that the company's net book value be at least $40 million at the time of the closing. After discussion, the special committee concluded that the right of first refusal requested by SG Merger would be likely to discourage potential third party purchasers from making an offer to acquire the company and was therefore not acceptable. The special committee was also not inclined to agree to the net book value test. In addition, the special committee agreed that it would be advisable to seek a new condition to the company's obligation to close that a majority of the company's shareholders not affiliated with SG Merger or the Principal Shareholders vote in favor of the merger with SG Merger.

         On October 2, 2001 Mr. Felcyn contacted Mr. Smith to inform him that he would submit the $2.70 per share proposal to the special committee but could not anticipate whether it would be acceptable to the special committee, and that certain terms and conditions proposed by SG Merger were not acceptable and that the special committee wished to add a new condition to the company's obligation to close that a majority of the company's shareholders not affiliated with SG Merger or the Principal Shareholders vote in favor of the merger. Mr. Smith rejected Mr. Felcyn's requests.

         From October 2, 2001 to October 11, 2001, the parties had several conversations but were not able to reach agreement on the terms of the proposed merger.

         On October 11, 2001, SG Merger sent a letter to the special committee withdrawing its request for an indication of interest.

         On October 15, 2001, at the special committee's request, representatives from Adams, Harkness & Hill contacted representatives of SG Merger to discuss the differences between the two parties' positions and to determine if an agreement could be reached. Following such conversations, SG Merger indicated that it would be willing to reconsider whether it would offer $2.70 per share to acquire the company and indicated that it might withdraw its request for a right of first refusal if the company would provide comprehensive information regarding any third party offer to purchase the company. Ultimately, the special committee concluded that if it intended to accept a superior third party offer to purchase the company, the special committee would disclose that fact, including solely the identity of the third party making such offer, to SG Merger at least one day before accepting the offer. In exchange for dropping its request for a right of first refusal, SG Merger requested that the company pay a break-up fee of $1,679,100 if the merger agreement were terminated under certain circumstances.

         On October 16, 2001, counsel to the special committee consulted with the members of the special committee by telephone and reported on the status of the negotiations. The members of the special committee concluded that the proposals made by SG Merger outlined above were reasonable and instructed its counsel to engage in negotiations on the other terms and conditions of the merger agreement.

         From October 16 through October 24, 2001, SG Merger and its advisors and the members of the special committee and their advisors negotiated the terms of the definitive merger agreement and related documents. During these negotiations, SG Merger accepted the addition of the condition to the company's obligation to close that the merger be approved by the holders of a majority of the company's shares of common stock not owned by SG Merger and the Principal Shareholders and their affiliates if the company agreed to pay a break-up fee of $1,679,100 if a third party offer was accepted. The company can waive this condition. SG Merger also agreed to withdraw its request for a condition to its obligation to close the merger that the company's net book value be not less than a specified amount at the time of the closing.

         On October 24, 2001, the special committee met by telephone with its financial and legal advisors to review the status of the negotiation of the merger agreement. Counsel to the special committee reported that all of material issues regarding the merger agreement had been resolved. Next, representatives from Adams, Harkness & Hill gave a presentation regarding the financial aspects of the proposed merger agreement and delivered its opinion to the special committee that the consideration to be received by the shareholders of the company other than SG Merger and the Principal Shareholders was fair from a financial point of view. The special committee approved the merger and the merger agreement, subject to the completion of the disclosure statement and other final details and recommended that the full board of directors of the company approve the merger and the merger agreement.

         Following the special committee meeting on October 24, 2001, the board of directors of the company met by telephone. The legal and financial advisors to the special committee and the legal advisor to SG Merger were also present. Counsel to the special committee reported the conclusions of the special committee, including the special committee's recommendation that the board of directors approve the merger and the merger agreement. Representatives of Adams, Harkness & Hill summarized their opinion to the special committee with respect to the fairness, from a financial point of view, of the consideration to be received by the company's shareholders other than SG Merger and the Principal Shareholders. Counsel to the special committee summarized the terms and conditions of the merger agreement. Discussion followed each presentation and the financial and legal advisors to the special committee answered questions raised by the board of directors. Following these discussions, the board of directors, with Messrs. Smith and Gardner abstaining, approved the merger and the merger agreement subject to the completion of the disclosure statement and other final details in substantially the form submitted to the board of directors and authorized the appropriate officers of the company to execute and deliver final documents on behalf of the company. Subsequently, the full board, with Messrs. Smith and Gardner voting so that the full board would cast a unanimous vote, voted again to approve the merger and the merger agreement subject to the completion of the disclosure statement and other final details.

         On October 24 and 25, 2001, the company completed the disclosure statement to the merger agreement. On October 25, 2001, the parties executed the merger agreement, and the company issued a press release announcing the signing of the merger agreement.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS

         On October 24, 2001, the special committee unanimously determined that the merger and the merger agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG Merger and recommended that our board of directors approve the merger and the merger agreement and that our shareholders approve the merger and the merger agreement.

         On October 24, 2001, (i) our board of directors, with the Principal Shareholders abstaining, and (ii) our full board of directors, including the Principal Shareholders, unanimously determined that the merger and the merger agreement are fair to and in the best interests of our shareholders other than the Principal Shareholders and SG Merger and recommended that our shareholders approve the merger agreement and the merger.

ECOMETRY'S REASONS FOR THE MERGER AND FAIRNESS OF THE MERGER

         In reaching its determination, the special committee relied on its knowledge of our business, information provided by our officers, as well as the advice of its financial and legal advisors. In reaching its decision, the special committee considered a number of factors, including the following, each of which in the view of the special committee supported such determination and the special committee's and the board's adoption of the conclusion and analysis of Adams, Harkness & Hill contained in its fairness opinion;

- the financial presentation of Adams, Harkness & Hill, including its opinion, delivered on October 24, 2001 and attached as Annex B, that the merger consideration is fair, from a financial point of view, to holders of common stock other than SG Merger and the Principal Shareholders;

- the economic and market conditions affecting us and our industry as a whole;

- the lack of equity research coverage for our common stock, which might, if it were to be provided, serve to strengthen the market for our common stock, the difficulty of attracting new investment interest in us and the resulting difficulty for our shareholders to receive a fair price when selling their shares in the market;

- the decline in trading prices for our common stock since the second quarter of 2000 and the decline in trading prices for providers of business and information technology consulting services in general;

- that the last trading day before public announcement of the transaction, the per share closing price of our common stock was $1.50 per share, and that our common stock trading price has not closed at or above $2.70 since February 16, 2001 and taking into account the current market conditions since the events of September 11, 2001, it did not appear likely that our common stock would approach a higher level of trading prices in the foreseeable future;

- the significant costs of remaining a public company, including the legal, accounting and transfer agent fees and expenses and printing costs necessary to satisfy the reporting obligations of the Securities Exchange Act of 1934 (which were approximately $350,000 in 2000), were becoming increasingly draining on our resources given the deterioration of our financial performance;

- that no other third party surfaced with an alternative transaction proposal, despite our efforts to find potential purchasers;

- becoming a private company would allow us to focus on long-term strategic initiatives rather then the quarter-to-quarter results that Wall Street demands;

- the sale of the entire company was preferable to the piecemeal sale of the company followed by a liquidating dividend because a single sale involved less transactional expenses and operating performance risk;

- based on the per share closing price of $1.50 on October 25, 2001, the last trading day before the public announcement that the parties had signed a merger agreement, the consideration to be paid to the holders of common stock in the merger represented an approximate premium of 80% over the trading price of the shares;

- the negotiations with respect to the merger consideration and the merger agreement that, among other things, led to an increase in SG Merger's revised proposal from $2.20 per share to $2.70 per share of common stock, and the belief of the members of the special committee that $2.70 per share was the highest price that SG Merger would agree to pay;

- the immediate availability of liquidity for shareholders, other than the Principal Shareholders or SG Merger, particularly in light of the relatively low volume of trading in our common stock;

- that cash and not stock or other noncash consideration will be paid to our shareholders (other than SG Merger and the Principal Shareholders) in the merger, eliminating any uncertainties in valuing the merger consideration to be received by the company's shareholders (other than SG Merger and the Principal Shareholders);

- the terms of the merger agreement were reasonable in that they would not likely deter a third party from making competing offer to acquire the company;

- the merger agreement permits us to provide information and participate in negotiations with respect to third party acquisition proposals if the board of directors determines, in consultation with its outside counsel and the special committee, that such action is necessary to act in a manner consistent with the fiduciary duties of the board of directors;

- the merger agreement permits us to terminate the merger agreement to accept a superior acquisition proposal;

- the merger requires the approval of holders of at least a majority of our common stock not held by SG Merger or the Principal Shareholders or their affiliates (this requirement is waivable by the company if we believe it is necessary in the best interests of our shareholders to do
         so);

The special committee also determined that the merger is procedurally fair because among other things:

- our board of directors established a special committee to consider and negotiate the merger agreement;

- the special committee was comprised of independent directors who are not officers or employees of the company and have no financial interest in the merger different from our shareholders generally other than their ownership of stock options;

- the special committee was given exclusive and unlimited authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

- the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the merger agreement;

- Adams, Harkness & Hill rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by our shareholders (other than SG Merger and the Principal Shareholders);

- the price of $2.70 per share and the other terms and conditions of the merger agreement resulted from active and lengthy negotiations between the special committee and its representatives, on the one hand, and SG Merger and its representatives, on the other hand;

         The special committee and the board also considered a variety of risks and potentially negative factors concerning the merger, including:

- that some of the holders of our common stock may realize a loss on their investment in the shares of the company;

- that, following the merger, our shareholders will cease to participate in any of our future earnings growth or benefit from any increase in the value of the company;

- the fact that, while the merger consideration represents a premium to the recent trading prices of our stock, the stock market has not performed well, which may have contributed to the decline in the trading price of our common stock;

- the risk that the merger will not be completed, including because of the exercise of termination rights of SG Merger under the merger agreement or our failure to satisfy certain closing conditions; and

- that if the merger is not completed under circumstances further discussed in "The Merger Agreement--Termination of the Merger Agreement," the company may be required to pay SG Merger a break up fee equal to $1,679,100.

         The special committee and the board were also aware of and considered the fact that the interests of SG Merger conflicted with the interests of our public shareholders because the two groups are on opposite sides of the proposed merger transaction, and that the interests of the Principal Shareholders were different from the interests of our other shareholders because the Principal Shareholders would continue to have an interest in our business through their ownership of all of the stock of SG Merger. The special committee and the board of directors did not regard these facts as weighing in favor of or against the merger.

         The foregoing discussion addresses the material information and factors considered by the special committee and the board of directors in their evaluation of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors considered in reaching its determination, the special committee and the board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its recommendations. In addition, the individual members of the special committee and the board may have given different weight to different factors. The special committee did not consider the fact that the $2.70 per share merger consideration is less than the $3.36 book value per share of our common stock as of September 30, 2001 due to its belief that the book value is not indicative of what our shareholders would obtain in a liquidation because of the risks involved and the costs associated with liquidating, including litigation costs associated with the termination of accounts, the inability to collect accounts receivable and the time involved in a liquidation. In light of the current economic environment, the general problems that companies in our industry group are having in the marketplace, along with the continuing decline in the trading price of our common stock, the special committee did not believe that historical market prices of our common stock (which ranged from a high of $22.63 to a low of $1.26 per share), prices paid for shares repurchased by the company (which ranged from $3.9375 to $4.625) or liquidation value were indicative of the value of our common stock. Accordingly, the special committee did not consider relevant or material the historical market prices, prices paid by the company for shares repurchased by the company, our book value or our liquidation value in evaluating the fairness of the merger to our shareholders other than SG Merger and the Principal Shareholders.

         Because the special committee is comprised of the members of the board of directors not affiliated with SG Merger or the Principal Shareholders, and because the special committee retained independent legal counsel and an independent financial advisor to assist it in assessing the fairness of the transaction to shareholders not affiliated with SG Merger, the special committee and the board of directors did not consider it necessary to retain an outside party to negotiate on behalf of the unaffiliated shareholders.

SG MERGER'S AND THE PRINCIPAL SHAREHOLDERS' REASONS FOR THE MERGER AND FAIRNESS OF THE MERGER

         The Principal Shareholders hold in the aggregate 4,325,000 shares of our common stock, representing approximately 35% of our issued and outstanding shares. Before the merger, they expect to contribute all their shares to SG Merger and have indicated that all of their shares will be voted in favor of the merger agreement and the merger. The Principal Shareholders have informed us that their purpose for the merger is to acquire all shares of our common stock that they do not already own and to continue the business and operations of our company as a private company. The merger will allow them to share in any of our future earnings and growth once the common stock ceases to be publicly-traded. Public company status imposes a number of limitations on us and our management in conducting operations. Accordingly, one of the purposes of the merger for SG Merger and the Principal Shareholders is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable us to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies, which approximated $350,000 in 2000. Given the continued deteriorating market and prospects facing our company, the Principal Shareholders determined to acquire Ecometry at this time because they believe that they can more effectively address our ongoing operating losses as a private company. In determining that SG Merger should enter into the merger agreement, the Principal Shareholders considered the following factors:

-        our results of operations, financial condition, business and prospects.
         We sustained an operating loss of approximately $3,508,000 for the fiscal year ended December 31, 2000. We incurred an operating loss of 2,334,000 for the quarter ended September 30, 2001 and our total revenues decreased 56.1% as compared to the previous year's comparable quarter. New client sales decreased by 74.6% and sales to existing customers decreased by 75.6% in the quarter ended September 30, 2001 as compared to the previous year's comparable quarter;

- management's forecasts for revenues and earnings described in "Our Management's Forecast" beginning on page 30 indicating continued operating losses;

- the uncertain economic and market conditions affecting us, our customers and our industry as a whole;

- the lack of equity research coverage for our common stock and the difficulty of attracting new investment interest in us, and the resulting difficulty for shareholders, including the Principal Shareholders, to receive a fair price when selling their shares in the market;

- the significant and steady decline in trading prices for our common stock since the second quarter of 2000 and in trading prices for providers of business and information technology consulting services in general resulting in an increasing lack of liquidity for our shareholders, which reduces the prospects of obtaining value for the Principal Shareholders' equity investment in us through a sale of stock on the open market or otherwise;

- the lack of viable third-party interest in acquiring or exploring other strategic transactions with Ecometry despite previous efforts to identify such a third party and the lack of possible strategic alternatives to the merger agreement, which reduced the prospects of obtaining value for our shareholders, including the Principal Shareholders;

- the potential long-term value of Ecometry as an established and recognized provider of enterprise software solutions and services and the uncertainties that Ecometry will be able to realize that value as a public company; and

- the potential benefits to Ecometry of operating as a privately-held company, including the ability of Ecometry to react rapidly to opportunities or changing conditions.

         SG Merger and the Principal Shareholders each believe that the merger and the consideration to be paid in the merger to the holders of our common stock other than the Principal Shareholders and SG Merger is substantively fair to such holders. However, none of SG Merger or the Principal Shareholders have hired a financial advisor in connection with the merger, or undertaken any formal evaluation of the fairness of the merger to such shareholders. Moreover, SG Merger and the Principal Shareholders did not participate in the deliberations of the special committee or receive advice from the special committee's financial advisor. Consequently, none of SG Merger or the Principal Shareholders is in a position to adopt the conclusions of the special committee with respect to the fairness of the merger to the shareholders. SG Merger and the Principal Shareholders based their belief on the following:

- after a thorough review with independent financial and legal advisors, the special committee, which consisted entirely of directors of who are not affiliated with the Principal Shareholders, concluded that the merger is fair to, and in the best interests of, the holders of our common stock other than SG Merger and the Principal Shareholders and recommended that our shareholders approve the merger agreement and the merger;

- the written opinion of Adams, Harkness & Hill delivered to the special committee on October 24, 2001, that the merger consideration is fair, from a financial point of view, to holders of common stock not affiliated with SG Merger;

- the merger agreement was negotiated at arm's length with the special committee, which acted independently, with the assistance of financial and legal advisors and on behalf of the holders of our common stock;

- the merger is conditioned upon approval by a majority of the votes cast at the special meeting by holders of our common stock other than the Principal Shareholders and SG Merger and their affiliates;

- that the last trading day before public announcement of the transaction, the per share closing price of our common stock was $1.50 per share; and that our common stock trading price has not closed at or above $2.70 since February 16, 2001 and taking into account the current market conditions since the events of September 11, 2001, it did not appear likely that our common stock would approach a higher level of trading prices in the foreseeable future;

- the consideration to be paid to the holders of common stock in the merger represents an approximate premium of 80% over the per share closing price as of October 25, 2001, the day before the public announcement that the company and SG Merger had signed the merger agreement;

- the company's trend of declining revenues and increased operating losses;

- the lack of prospects for finding an alternative to the merger with SG Merger that would result in greater value to the holders of common stock other than the Principal Shareholders; and

- the ability of the company to return to substantial profitability and substantial revenue growth is uncertain and, in any event, is expected to require an extended period.

           SG Merger and the Principal Shareholders believe that each of the above factors supports their conclusion that the merger is fair to the holders of our common stock unaffiliated with SG Merger from a financial point of view. In view of the variety of factors considered in reaching their respective determinations, the Principal Shareholders did not quantify or otherwise assign relative weights to the specific factors considered in reaching their belief as to fairness. The Principal Shareholders are not making any recommendation as to how the holders of our common stock should vote on the merger agreement and the merger.

            SG Merger and the Principal Shareholders did not rely on any report, opinion or appraisal in determining the fairness of the merger to our shareholders. The Principal Shareholders reviewed the description of the analyses of Adams, Harkness & Hill included in this proxy statement and did not find it to be objectionable. However, SG Merger and the Principal Shareholders did not undertake to conduct an independent evaluation of the Adams, Harkness & Hill analyses, and did not retain any independent financial advisors to conduct a review of the results or an independent analysis of the company, and did not rely on the Adams, Harkness & Hill analyses. While Raymond

James prepared a presentation for the board, SG Merger and the Principal Shareholders did not rely on such presentation in their fairness determination since such presentation was preliminary in nature and did not make any recommendations or draw any conclusions as to the fairness of the consideration to be received by our shareholders in the merger.

            SG Merger and the Principal Shareholders did not consider the fact that the $2.70 per share merger consideration included in the merger agreement is less than the book value of $3.36 per share as of September 30, 2001 due to their belief that the book value is not indicative of what our shareholders would obtain in a liquidation due to costs associated with liquidating, including litigation costs associated with the termination of accounts, the inability to collect accounts receivable and the time and expenses involved in a liquidation. Neither SG Merger nor the Principal Shareholders performed any financial analysis valuing our common stock, including liquidation or going concern values. In light of the current economic environment, the general problems that companies in our industry group are having in the marketplace, our financial problems, along with the continuing decline in the trading price of our common stock, SG Merger and the Principal Shareholders did not believe that historical market prices (which ranged from a high of $22.63 to a low of $1.26 per share), prices paid for shares repurchased by the company (which ranged from $3.9375 to $4.625), liquidation value or going concern values were indicative of the value of our common stock. Accordingly, SG Merger and the Principal Shareholders did not consider relevant or material the historical market prices, prices paid by the company for shares repurchased by the company, book value, liquidation value or going concern value of the company in evaluating the fairness of the merger to our shareholders other than SG Merger and the Principal Shareholders.

            SG Merger and the Principal Shareholders believe that the merger is procedurally fair to our shareholders other than SG Merger and the Principal Shareholders because the special committee, consisting solely of directors who are not our officers or employees and who have no financial interest in the proposed merger different from our shareholders generally (other than their ownership of stock options), was given exclusive authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the merger. In addition, it is a condition to the merger that the merger must be approved by a majority of the votes cast at the special meeting by holders of common stock other than the Principal Shareholders and SG Merger and their affiliates, although we may waive this condition. Given these procedural protections, SG Merger and the Principal Shareholders believe that the merger is procedurally fair to our shareholders other than SG Merger and the Principal Shareholders even though no independent representative, other than the special committee and its advisors, was retained to act solely on behalf of the disinterested shareholders.

         SG Merger and the Principal Shareholders considered other alternatives to the merger, including continuing to operate our business as a public company, exploring business combinations with other companies and liquidating our business. However, for the reasons discussed above, SG Merger and the Principal Shareholders believe that the merger provides the highest value to our shareholders. The Principal Shareholders considered structuring the going-private transaction as an issue tender offer followed by a merger between the company and SG Merger. However, the Principal Shareholders determined that a one-step merger would be a more efficient and less costly means of acquiring the shares of Ecometry common stock that they do not own.

         Shareholders unaffiliated with SG Merger should be aware that the Principal Shareholders, the sole officers, directors and shareholders of SG Merger, are also executive officers, directors and significant shareholders of our company and have interests that are in addition to, or different from, the interests of the holders of our common stock. See "Interests of Certain Persons in the Merger."

PURPOSES OF THE MERGER AND PLANS OR PROPOSALS

         The purpose of the merger for the Principal Shareholders is to acquire the entire equity interest in us.

         If the merger agreement is approved by the holders of a majority of outstanding shares of our common stock and, unless we waive this condition, the holders of a majority of shares not held by the Principal Shareholders and SG Merger and their affiliates, and the other conditions to the closing of the merger are satisfied or waived, we and SG Merger will close the merger. At or soon after the closing of the merger:

      - our shareholders (other than the Principal Shareholders) will cease to have any ownership interest in us or rights as holders of our common stock;

      - our shareholders (other than the Principal Shareholders) will no longer benefit from any increases in our value or the payment of dividends on shares of our common stock;

      - our shareholders (other than the Principal Shareholders) will no longer bear the risk of any decreases in our value;

      - the Principal Shareholders' aggregate interests in our net book value and net earnings will increase from approximately 35% to 100%;

      - the Principal Shareholders will be the sole beneficiaries of our future earnings and profits and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by us in the future;

      - we will be privately-held and, as a result, there will be no public market for our common stock;

      -  there will not be another meeting of our public shareholders;

      - the surviving corporation will seek to have the registration of our shares under the Exchange Act terminated as soon as the merger is complete;

      - the surviving corporation will seek to have the listing of our shares on The Nasdaq National Market terminated as soon as the merger is complete;

      - we will no longer be required to file periodic reports with the Securities and Exchange Commission once the registration of the shares has been terminated.

         After the merger, the Principal Shareholders have stated to us that they have no present intentions, plans or proposals to cause the surviving corporation to engage in any of the following:

      - extraordinary transactions, such as a merger, reorganization or liquidation involving the surviving corporation;

      - purchases, sales or transfers of a material amount of the surviving corporation's assets;

      - material changes in the surviving corporation's corporate structure or business;

      - acquisitions by any person of our securities or the disposition of the surviving corporation's securities; or

      -  material changes in the surviving corporation's capitalization.

         Nevertheless, following completion of the merger, the Principal Shareholders may initiate a review of the surviving corporation and its assets, corporate structure, capitalization, operations, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the operations of the surviving corporation.


OPINION OF ADAMS, HARKNESS & HILL, INC.

         The special committee retained Adams, Harkness & Hill to assist it in its evaluation of the proposed merger and to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by our shareholders other than the Principal Shareholders and SG Merger. Adams, Harkness & Hill was retained by the special committee because of (i) its expertise and experience in our industry;
(ii) its reputation in the financial community; (iii) its ability to meet the special committee's requirements of timeliness; (iv) its lack of any previous business relationship with SG Merger and the Principal Shareholders; and (v) the structure and amount of consideration to be paid for its services. Adams, Harkness & Hill is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, negotiated underwriting and private placements of securities and for general corporate and other purposes.

         At the meeting of the special committee on October 24, 2001, Adams, Harkness & Hill rendered its fairness opinion that, as of that date, based upon and subject to the various considerations set forth in the fairness opinion, the cash consideration of $2.70 per share to be paid pursuant to the merger agreement to the holders of our common stock other than the Principal Shareholders and SG Merger is fair, from a financial point of view. The fairness opinion does not constitute a recommendation as to how any shareholder should vote with respect to the merger and does not address any other aspect of the merger. The description of the fairness opinion set forth in this proxy statement is a summary and you should refer to the full text of the fairness opinion a copy of which is attached hereto as Annex B. You are urged to read the fairness opinion in its entirety, as it sets forth the assumptions made, matters considered and limitations on the review undertaken by Adams, Harkness & Hill in developing its opinion. The original letter setting forth the fairness opinion will be available for inspection and copying at our principal executive offices during regular business hours by any interested shareholder or a representative of that shareholder, designated in writing.

         Pursuant to the terms of Adams, Harkness & Hill's engagement letter, we agreed to pay Adams, Harkness & Hill a retainer fee of $75,000 and a fee of $250,000 upon the delivery of the fairness opinion, regardless of the conclusions expressed therein. We also agreed to reimburse Adams, Harkness & Hill for all reasonable travel and other out-of-pocket expenses arising in connection with its engagement. Additionally, we agreed to indemnify Adams, Harkness & Hill and its affiliates to the fullest extent permitted by law against liabilities relating to or arising out of its engagement, except for liabilities found to have resulted from their willful or reckless misconduct or gross negligence. We also agreed that if we engaged in a transaction in which the consideration per share paid to shareholders exceeded $3.08, we would pay Adams, Harkness & Hill an additional fee equal to 3% of such excess amount.

         The special committee did not place any limitation upon Adams, Harkness & Hill with respect to the procedures followed or factors considered in rendering the fairness opinion. The following is a summary of the various sources of information and valuation methodologies used by Adams, Harkness & Hill in developing its fairness opinion. To assess the fairness of the transaction, Adams, Harkness & Hill employed analyses based on the following:

         - relative company valuations and historical and, when available, projected financial performance of publicly-owned companies deemed, on the basis of similar operating and financial characteristics, to be peers of the company (collectively, the "Peer Group");

         - absolute and relative per share stock price performance of the company;

         - relative company valuations and the premiums, either absolute or implied, to the market price these valuations represented, associated with selected precedent change of control transactions involving companies engaged in businesses similar to our company's business; and

         - a liquidation analysis assuming an arms-length liquidation of our company's business and net assets.


         Adams, Harkness & Hill did not utilize a discounted cash flow analysis in developing its fairness opinion because, after review of the company's projections of continued operating losses and estimates of future cash requirements, combined with its assessment of the company's and the Peer Group's cost of capital, it concluded that the results of such an analysis would be inconclusive and, therefore, not meaningful.

         The material actions undertaken by Adams, Harkness & Hill included:

         - review of publicly-available business and financial information, including but not limited to our recent filings with the Securities and Exchange Commission;

         - review of internal financial information prepared by our management concerning the current status of our business and its historical financial performance, including interim financial performance data not yet disclosed to the public;

         - review of internal financial information prepared by our management concerning our projected performance assuming the merger is not completed;

         - discussions with members of our senior management, including the Principal Shareholders, concerning our historical and current financial condition and operating results, as well as our future prospects, as reflected by the management projections included herein;

         - discussions with the special committee concerning the evaluation by the board of directors of various prior and prospective means of enhancing shareholder value, including prior unsuccessful attempts to identify potential acquirers of our company;

         - discussions with the Principal Shareholders concerning the merger and their intentions and objectives regarding the company's future;

         - comparison of the historical market per share prices and trading activity of our common stock with those of the Peer Group;

         - comparison of our financial position, operating results and capital resources with those of the Peer Group;

         - comparison of the proposed financial terms of the merger with the terms of certain other change of control transactions and transactions involving management shareholders;

         -  review of the merger agreement;

         - review of relevant industry market research studies, investment research reports of our competitors and key economic and market indicators, including interest rates and general stock market performance; and

         - contacting 17 software companies to solicit and qualify their interest in a negotiated business combination involving the company.

         Other than as set forth above, Adams, Harkness & Hill did not review any additional information in preparing its fairness opinion that was material to its analysis. In rendering its fairness opinion, Adams, Harkness & Hill assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly-available or provided to it by, or on behalf of, the company, and did not independently verify such information.

         Adams, Harkness & Hill assumed, with the special committee's consent, that:

         - all of our material assets and liabilities, contingent or otherwise, known or unknown, are as set forth in our financial statements;

         - obtaining any regulatory and other approvals and third party consents required for consummation of the merger would not have a material effect on the merger; and

         - the merger would be consummated in accordance with the terms set forth in the merger agreement.

         Adams, Harkness & Hill, with the special committee's consent, also assumed the management projections were reasonably prepared and based upon the best available estimates and good faith judgments of our management as to our future performance.

         In conducting its review, Adams, Harkness & Hill did not obtain an independent evaluation or appraisal of any of our assets or liabilities, contingent or otherwise. The fairness opinion did not predict or take into account any possible economic, monetary or other changes that may occur, or information which may come available, after the date of the fairness opinion.

Public Company Peer Description

         Our company is a provider of enterprise software solutions and services, primarily related to customer relationship management and supply chain and fulfillment management, to the multi-channel commerce industry. Adams, Harkness & Hill identified a group of publicly-traded companies in the software industry that it deemed comparable to our company based on comparable products and services. Adams, Harkness & Hill identified and evaluated 20 public companies in the software industry, but acknowledging the company's relatively small public market capitalization and the relative valuation discount generally associated with companies possessing small public market capitalization, focused its analysis on those nine companies possessing market capitalization less than $200 million.

         In analyses of established companies in more mature industries, Adams, Harkness & Hill would customarily evaluate the relative valuation of a particular company on the basis of its gross profit margin, operating profit margin, and the growth of absolute profits. However, due to the general performance of companies in the segments of the software industry in which the company competes and, specifically, the recent financial results of the company and the Peer Group, Adams, Harkness & Hill limited its comparison to certain financial measures and metrics of the company with those of the Peer Group, including:

              Calendar Year 2001 Revenues (estimate) ("CY01E Revenue") Market Capitalization ("MC");
              Enterprise Value ("EV");
              Last Twelve Months Revenue ("LTM Revenue");
              MC / LTM Revenue ("MC / LTM Revenue");
              and MC / CY01E Revenue ("MC / CY01E Revenue").

         All financial measures and metrics involving the Peer Group's common stock prices per share are as of the close of trading of October 22, 2001 and consist of:

                                       Market
                                   Capitalization(2)  Enterprise Value(3)    LTM Revenue(4)    CY01E Revenue(4)
                                   -----------------  -------------------    --------------    ---------------
Blue Martini Software, Inc.            $73.66              $19.28               $84.69             $64.76
Exchange Applications, Inc.             $8.87              $32.04               $53.34             $50.00
EXE Technologies, Inc.                 $90.24              $53.08              $116.71            $100.23
Fundtech Ltd.                          $69.74              $14.26               $50.23             $46.70
Kana Software Inc.                     $166.42             $105.24              $90.70            $114.68
Pegasystems Inc.                       $81.69              $57.10               $87.19             $87.00
Radiant Systems, Inc.                  $164.02             $128.70             $135.82            $131.90
SS&C Technologies, Inc.                $80.97              $20.69               $56.60             $59.50
SVI Solutions, Inc.                    $27.68              $47.40               $29.52             NA(5)

Mean                                   $84.81              $53.09               $78.31             $81.80

Median                                 $80.97              $47.40               $84.69             $75.88

Ecometry Corporation                   $33.43              ($4.34)              $36.77             $27.50

1  All dollar amounts in millions.
2 Market capitalization is the product of a company's common stock price per share multiplied by the number of shares issued and outstanding.
3 Enterprise Value is the sum of a company's market capitalization and that portion of debt representing permanent capital, less excess cash.
4 Historical LTM Revenue and estimates of CY01E Revenue for the Peer Group were obtained from Bloomberg L.P. and The Thomson Corporation (Thomson Financial Research & Analytics Group).
5  CY01E Revenue was not available for SVI Solutions, Inc.

         Based on its expertise in valuation of publicly-traded companies and, in particular, its research into the performance variables considered by investors when assessing relative value among the Peer Group, Adams, Harkness & Hill concluded that publicly-traded companies in the customer relationship management and supply chain management segments of the software industry are valued primarily on the bases of historical and projected revenue growth and overall size, both of which are reflected in the individual company's ratio of EV to LTM Revenue and EV to CY01E Revenue. Profit-based valuation methodologies are generally not applicable to companies in this segment, as most companies have not yet achieved consistent profitability.

         Since the company's EV was negative (due to its large cash balance), and therefore meaningless for analytical purposes, Adams, Harkness & Hill could not employ an EV-based valuation in this analysis. Accordingly, Adams, Harkness & Hill substituted MC/LTM Revenue and MC / CY01E Revenue to compare relative values. To calculate market capitalization for each company, Adams, Harkness & Hill used the closing price per share for each company on October 22, 2001, multiplied by the most recently disclosed number of diluted shares outstanding for each company.

         In order of descending MC / LTM Revenue, the Peer Group, excluding the company, ranked as follows:

                                                                       MC / LTM
                                                                        REVENUE
                                                                        -------
                           Kana Software Inc.                            1.83x
                           SS&C Technologies, Inc.                       1.43x
                           Fundtech Ltd.                                 1.39x
                           Radiant Systems, Inc.                         1.21x
                           SVI Solutions, Inc.                           0.94x
                           Pegasystems Inc.                              0.94x
                           Blue Martini Software, Inc.                   0.87x
                           EXE Technologies, Inc.                        0.77x
                           Exchange Applications, Inc.                   0.17x

                           Mean                                          1.06x
                           Median                                        0.94x

                           Ecometry Corporation                          0.51x

         Adams, Harkness & Hill noted the company's MC / LTM Revenue multiple was below both the mean and the median of the Peer Group. Adams, Harkness & Hill also noted, when the calculation was made using $33.4 million, representing the product of the $2.70 per share offered in the merger and the company's 12.4 million shares outstanding, as the numerator, the multiple was 0.91x, which, also was below both the mean and the median of the Peer Group.

         In order of descending MC / CY01E Revenue, the Peer Group, excluding the company, ranked as follows:

                                                                       MC / LTM
                                                                        REVENUE
                                                                        -------
                           Kana Software Inc.                            1.45x
                           SS&C Technologies, Inc.                       1.36x
                           Radiant Systems, Inc.                         1.24x
                           Blue Martini Software, Inc.                   1.14x
                           Pegasystems Inc.                              0.94x
                           EXE Technologies, Inc.                        0.90x
                           Exchange Applications, Inc.                   0.18x
                           SVI Solutions, Inc.                            NA

                           Mean                                          1.09x
                           Median                                        1.19x

                           Ecometry Corporation                          0.68x

         Adams, Harkness & Hill noted the company's MC / CY01E Revenue multiple was below both the mean and the median of the Peer Group. Adams, Harkness & Hill also noted, when the calculation was made using $33.4 million, representing the product of the $2.70 per share offered in the merger and the company's 12.4 million shares outstanding, as the numerator, and $27.5 million, representing the company's CYO1E Revenue, as the denominator, the multiple was 1.22x, which exceeded both the mean and the median of the Peer Group.

         Adams, Harkness & Hill discussed with the special committee its conclusions that the per share trading value for the company, relative to the Peer Group, implied by the MC / LTM Revenue and MC / CY01E Revenue multiples, was negatively influenced by the following factors, among others:

         - fundamental financial factors, including historically slower growth of revenue and profits;

         - the relatively small size of the company, both in terms of revenues and market capitalization;

         - factors related to investors' expectations, particularly expected revenue growth, and understanding of our company's strategy and competitive position, especially in light of our company's Internet focus and COBOL orientation;

         - the limited amount of investment research coverage on the company, especially in light of the decision by the underwriters of the company's initial public offering (the predecessor firms to Deutsche Banc Alex. Brown Inc. and Soundview Technology Group) to discontinue such coverage;

         - the limited amount of broker/dealer market making for the company's common stock; and

         - the relatively high level of ownership and, therefore, implied control, of the Principal Shareholders.


Stock Price Performance Analysis

         Adams, Harkness & Hill examined the following closing price data for our company's common stock:

         - Price performance from our company's initial public offering through October 22, 2001;

         - Price performance from October 25, 2000, through October 22, 2001, compared to the performance of the NASDAQ Composite, S&P 500 and Russell 2000 stock indices for the same period; and

         - Price performance from October 25, 2000, through October 22, 2001, compared to an index of the Peer Group.

         Based on the above analyses, Adams, Harkness & Hill observed that, from the closing market price on the date of the company's initial public offering on January 29, 1999, through the closing market price of October 22, 2001, the company's per share price decreased approximately 91%. During the same time period, the NASDAQ composite index decreased approximately 32%, the Russell 2000 index increased approximately 1%, and the S&P 500 composite index decreased approximately 15%. Adams, Harkness & Hill also observed that the company's closing share price had decreased approximately 55% for the period from October 25, 2000, through October 22, 2001, compared to a decrease of approximately 92% in an index made up of companies in the Peer Group for the same time period. During the same time period the NASDAQ composite index decreased approximately 47%, the Russell 2000 index decreased approximately 9%, and the S&P 500 composite index decreased approximately 20%.

Precedent Transaction Analysis

         Adams, Harkness & Hill assessed the relative valuation, associated with selected publicly-disclosed change of control transactions it deemed relevant as of the date of announcement of such transactions. Adams, Harkness & Hill reviewed eight transactions announced between March 2000 and July 2001 that involved the acquisition of the equity shares of publicly-traded companies for which share price data was available. The following table sets forth a summary of the ratio of transaction value to LTM Revenue associated with such transactions compared to the ratio implied by the merger:

                                                                                      TARGET                     PREMIUM
                                                                       ANNOUNCED       LTM       TRANSACTION    TO CLOSING
                                                           DATE       TRANSACTION    REVENUE     VALUE/ LTM      PRICE 20
        TARGET NAME               ACQUIRER NAME         ANNOUNCED    VALUE(1) ($MM)   ($MM)        REVENUE      DAYS PRIOR
        -----------               -------------         ---------    --------------  -------       -------      ----------
EShare Communications, Inc. Divine, Inc.                 07/09/01        $57            $74         0.8x           95%
Broadbase Software, Inc.    Kana Software, Inc.          04/09/01        NM(2)          $55          NM           (66%)
Brightware, Inc.            Fire Pond, Inc.              01/30/01        NM(3)          $11          NM          Private
PrimeResponse Inc.          Chordiant Software, Inc.     01/08/01        $65            $31         2.1x           11%
NetCreations, Inc.          SEAT Pagine Gialle S.p.a.    12/21/00(4)     $79            $55         1.4x           11%
NetCreations, Inc.          DoubleClick Inc.             10/03/00(4)     $161           $55         2.9x          (50%)
Pilot Software, Inc.        Accrue Software, Inc.        08/10/00        $21(5)         $15         1.4x         Private
Inference Corp.             Egain Communications Corp.   03/15/00        $66            $23         2.9x           73%

                                                              MEAN:      $107           $40         1.9x           12%
                                      VALUES IMPLIED BY THE MERGER:      NM(6)          $29(7)       NM            108%

1 Transaction value is similar to EV (i.e., is the sum of a company's market capitalization and that portion of debt representing permanent capital, less excess cash), but market capitalization is replaced in the calculation of transaction value by the total value of the consideration paid for the target company's equity capital. Values shown were calculated by Adams, Harkness & Hill, based on published reports and available information.
2 At the time of announcement, Kana Software proposed issuing shares valued at roughly $75.5 million. However, Broadbase Software had cash of approximately $130 million at the time of the announcement.
3 At the time of the announcement, Chordiant Software proposed issuing shares and options valued at roughly $37.0 million. However, PrimeResponse had cash of approximately $40 million at the time of the announcement.
4 The transaction value shown reflects approximately $30 million of cash held by NetCreations at the time of the announcement. On December 21, 2000, NetCreations announced its intention to terminate its agreement with DoubleClick and to accept an all-cash acquisition proposal from SEAT Pagine Gialle, which valued NetCreations' equity at approximately $109 million. At the time of the termination, the value of the all-stock transaction with DoubleClick had declined to approximately $59 million.
5 The transaction value shown is as of the date of the announcement of the transaction, which was concurrent with the closing, as Pilot Software was privately-held.
6 The transaction value implied by the merger is negative and, therefore, meaningless for purposes of this analysis.
7 Our company's LTM Revenues were calculated for the quarter ended September 30, 2001.

         Adams, Harkness & Hill noted that the terms of the merger implied a negative transaction value and that, as such, the ability to compare relative values with and among the precedent transactions was problematic. Adams, Harkness & Hill noted that two of the precedent transactions had negative transaction values as a result of the respective target company's cash balance exceeding the equity value of the respective transaction. Adams, Harkness & Hill discussed with the special committee the implications of such a negative transaction value, including the implication in such instances that the acquiring company, in valuing the company to be acquired, was assuming that the acquired company would continue to consume cash for some meaningful period after the transaction was completed.

         Adams, Harkness & Hill discussed with the special committee its concern that, even though the majority of the precedent transactions were announced after the second calendar quarter of 2000, a point representing the beginning of a significant and prolonged decline in per share value among publicly-held software vendors, many of the transactions were announced at relatively high valuations that did not reflect at the time of their announcement this decline in value across the software industry. Adams, Harkness & Hill noted the majority of transactions over the last two years in the software industry segments in which the company competes involved the acquisition of companies with a significant portion of their business directed toward the Internet and, as such, the valuations at which these transactions were announced reflected this direction and the enthusiasm investors had at the time for Internet-oriented businesses. Adams, Harkness & Hill further noted many Internet-oriented companies that had been acquirers during this period (e.g., DoubleClick Inc. and Kana Software, Inc.) had themselves seen their valuations decline significantly.

         Adams, Harkness & Hill advised the special committee that, even though the precedent transaction data did not support a specific comparison of the merger to the precedent transactions, it had concluded that from its analysis of the precedent transactions and its familiarity with the current merger and acquisition environment that the terms of the merger, specifically the valuation of $2.70 per share, compared favorably with the terms and valuations associated with the precedent transactions.

         Adams, Harkness & Hill utilized in developing its fairness opinion a comparison of the premiums implied by the $2.70 per share offered in the merger to historical share prices of the company's common stock to premiums from historical share prices associated with the precedent transactions. Adams, Harkness & Hill discussed with the special committee the absolute magnitude of the premiums implied by the $2.70 per share offered in the merger, noting the $2.70 per share represented a premium of 78.8% to the closing share price of the company's common stock on October 22, 2001. Similarly, the $2.70 per share offered in the merger represented a premium of 107.7% to the closing share price of September 25, 2001, representing four trading weeks prior to October 22, 2001. Adams, Harkness & Hill noted, while the $2.70 offered in the merger represented a discount of 16.9% to the closing share price of October 20, 2000 (representing the last trading day one calendar year prior to October 22, 2001), the $2.70 offered in the merger represented a premium of 24.4% to the volume weighted average price for that same one year period.

Liquidation Analysis

         Adams, Harkness & Hill assessed the historical book value of the assets, both tangible and intangible, on our balance sheet as of September 30, 2001, and valued individual asset classes under the assumption that, net of associated liabilities, these assets could be sold on an arms-length basis and in a reasonable period of time. This approach focuses on the net liquidation value of certain balance sheet items and the possible sale proceeds from the disposal of certain distinct operations.

         Adams, Harkness & Hill concluded the most valuable non-cash asset in a liquidation would be the annuity value of the revenue stream derived from the customer service and support contracts with existing customers. Based on its analysis of this revenue stream and its discussions with certain value-added resellers and systems integrators familiar with the customer relationship management software segment, Adams, Harkness & Hill concluded the annuity value of this revenue stream was approximately $3.4 million. Based on its discussions with service firms engaged in the liquidation of businesses and its familiarity with the stand alone value of intellectual property such as software code, Adams, Harkness & Hill assigned various discounts to book value to the other asset categories (e.g., a 70% discount to the book value for property and equipment and a 50% discount to the book value of certain intellectual property), totaled these asset categories, and deducted both cash liabilities (e.g., accounts payable) and assumed expenses and cash charges associated with such a liquidation, including employee severance.

         Based on this analysis, Adams, Harkness & Hill concluded the range of pre-tax value to be realized on a per share basis ranged from approximately $2.30 to approximately $2.90. Adams, Harkness & Hill advised the special committee of the difficulty of a liquidation, emphasizing the low probability of realizing an attractive valuation for the company's customer support business.

Limited Solicitation of Potential Acquirers and Merger Partners

         Adams, Harkness & Hill identified a large group of potential acquirers of our company based on its familiarity with the customer relationship management, enterprise resource management and supply chain management segments of the software industry, as well as extensive discussions with company management and Sharon Gardner who had contacted approximately 50 potential buyers of our company between March 2001 to June 2001. With the permission of the special committee, Adams, Harkness & Hill contacted the 17 parties that it deemed most likely to have an interest in a negotiated business combination with the company. Of the 17 parties contacted by Adams, Harkness & Hill, seven had not been contacted previously by Sharon Gardner. Such a limited solicitation of potential acquirers was not a methodology Adams, Harkness & Hill used in developing its fairness opinion, per se, but the responses to such solicitation did contribute to substantiating the assumptions it made and conclusions at which it arrived.


         Initial contact with potential acquirers or merger partners was made without specifically revealing the identity of the company, although the company's public company status, operating background and markets served were disclosed to each potential acquirer or merger partner. Based on a satisfactory expression of interest by a contacted party, Adams, Harkness & Hill arranged for a non-disclosure agreement to be executed and, upon such execution, distributed a package of publicly-available materials describing the company to that contacted party. Adams, Harkness & Hill subsequently discussed with each interested party their interest and qualified their ability to proceed in a timely fashion with due diligence, their own evaluation of the opportunity and, if appropriate, negotiation of a transaction with the company.

         Of the 17 parties contacted by Adams, Harkness & Hill, three expressed sufficient interest to execute a non-disclosure agreement. Of these three, only one party engaged in any degree of substantive due diligence, ultimately determining it was not interested in proceeding with evaluation of the opportunity.

         Adams, Harkness & Hill advised the special committee of the responses from those parties declining initial interest and those parties to whom the company had been identified and to whom information had been distributed. In summary, the reasons for declining to pursue a transaction with the company were:

         - the depressed state of the software industry in general and, specifically, the marked decline in performance of companies in the customer relationship management segment of the software industry made managers of these companies reluctant to consider any near-term acquisition or merger activity;

         - the unfavorable view held by many of the parties contacted, whose software has been written in contemporary open programming languages (e.g., C++ and Java), that the company's key applications, written in the COBOL programming language for the Hewlett Packard 3000 mini-computer product line, would require a prohibitively high commitment of development time and expense to make the applications compliant and interoperable with those vendors' existing applications;

         - the unfavorable view held by many vendors of customer relationship management, enterprise resource management and supply chain management software of the market segments served by the company, specifically the Internet retailing segment and related segments (e.g., fulfillment houses), as unattractive due to the number of recent business failures; and

         - the company's recent financial losses and cash consumption and the assumed prospect for continued losses and cash consumption.

SUMMARY OF VALUATION ANALYSES

         The foregoing summary does not purport to be a complete description of the analyses performed by Adams, Harkness & Hill. The preparation of a fairness opinion is a complex process. Adams, Harkness & Hill believes that its analyses must be considered as a whole, and that selecting portions of such analysis without considering all analyses and factors would create an incomplete view of the processes underlying its opinion. Adams, Harkness & Hill did not attempt to assign specific weights to particular analyses. Any estimates contained in Adams, Harkness & Hill's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Adams, Harkness & Hill does not assume responsibility for their accuracy. Taken together, the information and analyses employed by Adams, Harkness & Hill lead to its overall opinion that the consideration to be received in the merger is fair, from a financial point of view, to the company's shareholders, other than the Principal Shareholders and SG Merger.


OUR MANAGEMENT'S FORECAST

         We do not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with our possible sale, during August 2001 our management prepared and provided to Adams, Harkness & Hill the projections set forth below in order to assist in its preparation of a fairness opinion to the special committee in connection with the merger. The projections have been included herein solely because Adams, Harkness & Hill considered them in rendering its fairness opinion.

         The projections below were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission, or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Neither our independent public accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or other form of assurance with respect to these projections or their achievability, and assume no responsibility for, and disclaim any association with them. The inclusion of these projections in this document should not be regarded as a representation by us, any members of our management team, our board of directors, the special committee, SG Merger, the Principal Shareholders, Adams, Harkness & Hill or any of their advisors, agents or representatives that these projections are or will prove to be correct. Projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond our control. As a result, there can be no assurance that any of these projections will be realized.

         The projections below are or involve forward-looking statements and, as discussed below, are based upon a variety of assumptions. These assumptions involve judgments with respect to future economic, competitive, industry and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Many important factors could cause our results to differ materially from those expressed or implied by the forward-looking statements. These factors are described under "Cautionary Statement Regarding Forward-Looking Statements." In addition, with respect to the merger, the following factors, among others, could cause actual events to differ materially from those described herein: inability to satisfy various conditions to the closing of the merger, including failure of our stockholders to approve the merger; the costs related to the merger; and the effect of the merger on vendor, supplier, customer or other business relationships. All of the above matters are difficult to predict and many are beyond our control. Accordingly, there can be no assurance that any of the projections are indicative of our future performance or that actual results will not differ materially from those in the projections set forth below. See "Cautionary Statement Regarding Forward-Looking Statements" on page 31.

         The inclusion of the projections herein should not be interpreted as an indication that any of the company, SG Merger, the Principal Shareholders or Adams, Harkness & Hill or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the predictions should not be relied upon as such. None of the company, SG Merger, the Principal Shareholders or Adams, Harkness & Hill or their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the company compared to information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.


                                                            Projections for Fiscal Year:
                                                            2001E                  2002E
                                                            -----                  -----
Total Revenue                                                $ 27,484,929            $ 30,324,186
Gross Margin                                                 $ 11,980,928            $ 14,570,432
Operating Income                                            $(10,766,480)           $ (3,995,532)
Net Income (Loss)                                           $ (7,207,802)           $ (2,765,018)


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to us that are based on the beliefs of management as well as assumptions made by and information currently available to us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events, including the completion of the merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements, including, among others:

      - the failure of shareholders to approve the merger agreement and the merger;

      - the unpredictability of revenues due to the large dollar amounts of our individual license transactions and the lengthy and unpredictable sales cycles for these transactions;

      - our dependence on the development, introduction and client acceptance of new and enhanced versions of our software products;

      - our ability to control costs, including costs associated with our infrastructure and increased research and development expenses;

      -  our dependence on new product development;

      - uncertainties regarding the outcome of the pending class action litigation against us;

      - our reliance on a combination of trade secrets, copyright and trademark law, nondisclosure agreements and technical measures to protect our proprietary technology;

      - our ability to sell our products in new markets within the direct commerce industry;

      -  our dependence on proprietary technology licensed from third parties;

      - our ability to continue to resell a variety of hardware and software developed and manufactured by third parties;

      - our ability to maintain margins on the sale of hardware and software developed and manufactured by third parties;

      - significant competition in the software and direct commerce industry and competitive pricing for our products;

      -  customer concentration;

      - fluctuations in demand for our products which are dependent upon the condition of the software and direct commerce industries;

      -  our ability to collect receivables;

      - economic effects of the September 11, 2001 terrorist attacks in New York, near Washington, D.C. and in Pennsylvania, the possibility of future attacks and the uncertain effect of the country's military involvement resulting from such attacks; and

      - other risks and uncertainties described in this proxy statement and other documents filed with the Securities and Exchange Commission.

         Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy. Further information about the risks of forward-looking statements applicable to us can be found in our Form 10-Q for the nine months ended September 30, 2001 and our Form 10-K for the year ended December 31, 2000, both of which have been incorporated herein by reference and attached as Annex C and Annex D, respectively, to this proxy statement.

                               THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

         We are furnishing this proxy statement in connection with a special meeting of our shareholders to be held on [DATE], 200[ ] at 10:00 a.m. local time at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, to allow our shareholders to consider and vote on a proposal to approve the merger and the merger agreement, a copy of which is attached to this proxy statement as Annex A. If the merger agreement is approved by our shareholders and the other conditions to the merger are satisfied or waived, SG Merger will merge with and into us and all shares currently held by our shareholders (other than the Principal Shareholders and SG Merger) will be converted into the right to receive $2.70 in cash, without interest.

         We are also soliciting proxies to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. We do not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

         Representatives of our independent auditors are not expected to be present at the special meeting.

         A merger agreement is attached to this proxy statement as Annex A. See also "The Merger Agreement" and "The Merger" beginning on page 39 of this proxy statement.

         THE SPECIAL COMMITTEE, THE BOARD, WITH MESSRS. SMITH AND GARDNER ABSTAINING, AND THE FULL BOARD UNANIMOUSLY, HAVE ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMEND A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

REQUIRED VOTES

         The affirmative vote of at least a majority of the outstanding shares entitled to vote thereon (including shares held by SG Merger and the Principal Shareholders) is required to approve the merger agreement and the merger. In addition, the transaction is structured so that it is a condition to our obligation to consummate the merger that the holders of a majority of our outstanding shares of common stock other than the Principal Shareholders and SG Merger and their affiliates vote to approve the merger agreement. We may waive this condition.

         As of [________ __], 2001, the Principal Shareholders were the beneficial owners of approximately 35% of the outstanding shares of our common stock, of which all shares are eligible to vote at the special meeting. The Principal Shareholders have indicated that they intend to vote or cause SG Merger to vote these shares in favor of the approval of the merger agreement.

         As of [_________ __], 2001, our directors and executive officers other than the Principal Shareholders beneficially owned less than 1% of our outstanding common stock, excluding options to purchase common stock. All of our directors and executive officers who own common stock have indicated that they intend to vote to approve the merger agreement and the merger.

VOTING AND REVOCATION OF PROXIES

         Shares that are entitled to vote and are represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares represented by the proxy will be voted for the proposal to approve the merger agreement and the merger and for the proposal to grant discretionary authority to vote in favor of adjournment or postponement of the special meeting. The board is not currently aware of any business to be acted upon at the special meeting other than as described in this proxy statement.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by the proxy are voted at the special meeting by:

         -  attending and voting in person at the special meeting,

         -  giving notice of revocation of the proxy at the special meeting, or

         - delivering to our secretary a written notice of revocation or a duly executed proxy relating to the same shares and matters to be considered at the special meeting bearing a date later than the proxy previously executed.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM; VOTING AT THE SPECIAL MEETING

         Only holders of shares on the record date will be entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were outstanding and entitled to vote [_________] shares. Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the special meeting. The presence, in person or by proxy, at the special meeting of the holders of at least a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business.

         Abstentions will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of the merger. Abstentions, therefore, will have the same effect as a vote against the merger.

         Brokerage firms who hold shares in "street name" for customers will not have the authority to vote those shares with respect to the merger if such firms have not received voting instructions from a beneficial owner. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will be counted as present for the purpose of determining whether a quorum is present but will not be counted as votes cast in favor of the merger. Broker non-votes, therefore, will have the same effect as a vote against the merger.

ADJOURNMENTS

         Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice (other than by the announcement made at the special meeting) by approval of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the merger agreement and the merger. The board of directors unanimously recommends that you vote in favor of the proposal to grant discretionary authority to adjourn the meeting.

APPRAISAL RIGHTS

         Pursuant to the Florida Business Corporation Act, because our shares are listed on the Nasdaq National Market, shareholders who vote against the merger do not have appraisal rights.

SOLICITATION OF PROXIES

         We will bear the cost of soliciting proxies from shareholders. In addition to soliciting proxies by mail, our officers and directors and employees, without receiving additional compensation, may solicit proxies by telephone, facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them. We have retained D. F. King & Co., Inc., at an estimated cost of approximately $10,000, plus reimbursement of expenses, to assist us in the solicitation of proxies.

                   CERTAIN INFORMATION CONCERNING OUR COMPANY

RECENT DEVELOPMENTS

         During the second quarter of 2001, we ceased operations in Australia. We have no future plans to market or sell our products in Australia or the Pacific Rim and we intend to dissolve our Australian subsidiary to take advantage of income tax losses resulting from the forgiveness of intercompany debt.

         On November 9, 2001, we sold the assets of our domestic subsidiary, NewHaven Software Corporation, in exchange for a promissory note in the amount of $200,000, plus interest, to be paid quarterly over four years, commencing July 1, 2002.

         On November 9, 2001, we sold the shares of our United Kingdom subsidiary, Smith-Gardner & Associates Limited, for (pound)1 to Anthony C. Glover, its former managing director. On that date, we executed a distribution agreement with Smith-Gardner pursuant to which we will receive royalties for sales of our products. We have retained the intellectual property rights to all products to be sold.


PRICE RANGE OF SHARES; DIVIDENDS; AND STOCK REPURCHASES

         In February 1999, we completed an initial public offering of 4,410,000 shares of common stock at $12.00 per share. Our aggregate net proceeds from the initial public offering, after deducting underwriting discounts and commissions and other expenses, were approximately $44 million.

         Our common stock began trading on the NASDAQ National Market under the symbol "SGAI" on January 29, 1999. On December 4, 2000, we changed our name from Smith-Gardner & Associates, Inc. to Ecometry Corporation and continued trading on the NASDAQ National Market under the new symbol of "ECOM". Market price information is not available prior to January 1999. The following table sets forth the range of high and low bid prices for our common stock for the period from January 1999 through September 2001, as reported by NASDAQ. The quotes represent "Inter-dealer" prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                                                                                                   HIGH           LOW
                                                                                                   ----           ---
Year Ended December 31, 1999
         First Quarter.........................................................................   $  21.875    $   9.750
         Second Quarter........................................................................   $  16.625    $   7.875
         Third Quarter.........................................................................   $  10.750    $   6.938
         Fourth Quarter........................................................................   $  21.375    $   7.375
Year Ended December 31, 2000
         First Quarter.........................................................................   $  23.375    $  15.875
         Second Quarter........................................................................   $  18.000    $   3.688
         Third Quarter.........................................................................   $   5.938    $   2.750
         Fourth Quarter........................................................................   $   4.047    $   1.375
Year Ended December 31, 2001
         First Quarter.........................................................................   $   3.750    $   1.531
         Second Quarter........................................................................   $   2.040    $   1.188
         Third Quarter.........................................................................   $   1.790    $   1.200

         On ______, 2001, we had issued and outstanding [ ] shares of common stock. On such date, there were [ ] holders of record of our common stock. Such number includes shareholders of record who hold stock for the benefit of others. On October 25, 2001, the trading day immediately prior to the announcement of the merger proposal, the last reported sales price per share as reported on Nasdaq was $1.50.

         The payment of dividends is within the discretion of the board of directors. We have not declared or paid cash dividends on our common stock since our initial public offering. It is the present intention of the board of directors to retain all future earnings for use in our business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

         On August 19, 2000, Allan J. Gardner, one of the Principal Shareholders, purchased 25,000 shares of our common stock in the open market at a price of $4.639 per share.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the merger and the fairness of the consideration to be received in the merger, you should be aware that certain of our officers and directors have interests in the merger, which are described below and which may present them with certain actual or potential conflicts of interest.

         As of November 9, 2001, the directors and executive officers as a group beneficially owned 4,637,375 shares of our common stock on a fully diluted basis, or 36.4% of such shares, which includes 310,875 shares issuable upon the exercise of outstanding stock options that are or become exercisable within 60 days. The Principal Shareholders beneficially own approximately 35% of the outstanding shares of our common stock. Our board was aware of these actual and potential conflicts of interest and considered them along with the other matters described under "Certain Beneficial Ownership of Shares," "Special Factors - Recommendation of the Special Committee and Board of Directors," "Special Factors - Ecometry's Reasons for the Merger and Fairness of the Merger," and "Special Factors - SG Merger's and the Principal Shareholders' Reasons for the Merger and Fairness of the Merger."

         After the merger, the Principal Shareholders will beneficially own 100% of the outstanding shares of the common stock of the surviving corporation.

         The members of the special committee were each paid $20,000 for serving on the special committee. Pursuant to the merger agreement, if the merger is completed, our directors will receive the merger consideration less the exercise price for each share of common stock subject to directors' stock options having an exercise price of less than $2.70 per share. Each director who serves on the special committee has 5,000 such options, exercisable at $1.75 per share. The only executive officers of our company owning options having an exercise price of less than $2.70 per share are Martin Weinbaum, who has options to purchase 7,876 shares of our common stock at $2.53 per share and Joy Crenshaw, who has options to purchase 2,222 shares of our common stock at $2.53 per share.

         We entered into retention agreements with John Marrah, our president and chief operating officer, and Martin Weinbaum, our vice president - finance and chief financial officer, each dated as of November 8, 2001. The purpose of the bonus retention agreements was to ensure that we would benefit from Mr. Marrah's and Mr. Weinbaum's knowledge and experience prior to and during the process of a potential strategic transaction involving our company (including the merger). The retention agreements award Mr. Marrah and Mr. Weinbaum a one-time bonus equal to $250,000 and $75,000, respectively, if they are employed by us (or the surviving corporation) on the date on which we complete a strategic transaction or if they are involuntarily terminated, other than for cause, prior to the consummation of a strategic transaction.

         The Principal Shareholders have indicated that they intend to transfer the shares of our common stock that they own to SG Merger prior to the time the merger is completed. They are the only shareholders, as well as the only officers and directors, of SG Merger. They have agreed with us to vote, or cause to be voted, all of their shares of common stock in favor of the merger agreement and the merger.

         Except as described herein, based on our records and on information provided to us by our directors, executive officers and subsidiaries, neither we nor any of our associates or subsidiaries nor, to the best of our knowledge, any of our directors or executive officers or any of our subsidiaries, nor any associates or affiliates of any of the foregoing, have effected any transactions involving shares of our common stock during the 60 days prior to the date hereof. Except as otherwise described herein, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers are a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the merger with respect to any of our securities, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

         At the effective time of the merger, all options to purchase our shares will automatically become vested. Each option (other than those held by the Principal Shareholders) with an exercise price per share less than the merger consideration will be converted into the right to receive an amount equal to merger consideration in cash, less the applicable exercise price, for each share of common stock subject to such stock options. All other options (including those held by the Principal Shareholders) will be terminated.

OPTIONS HELD BY EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATES

                                                                      SHARES         EXERCISE    CASH PAYMENT
         NAME                                                         COVERED          PRICE       IN MERGER
         ----                                                         -------          -----       ---------
Wilburn W. Smith(1)                                                     42,500        $17.35        $    0

Allan J. Gardner(1)                                                     42,500        $17.35        $    0

James J. Felcyn, Jr.(2)                                                  5,000        $15.78        $    0
                                                                         5,000        $ 1.75        $4,750
                                                                        15,000        $13.13        $    0

Robert Kneip(2)                                                         15,000        $ 9.31        $    0
                                                                         5,000        $ 1.75        $4,750

Francis H. Zenie(2)                                                     15,000        $12.00        $    0
                                                                         5,000        $15.78        $    0
                                                                         5,000        $ 1.75        $4,750

Joy Crenshaw                                                             2,222        $ 2.53        $  378
                                                                         6,205        $12.00        $    0
                                                                        50,000        $ 4.53        $    0

John Marrah                                                            200,000        $ 8.69        $    0
                                                                        50,000        $ 5.38        $    0

Martin  Weinbaum                                                         7,876        $ 2.53        $1,339
                                                                        72,453        $12.00        $    0
                                                                        70,000        $15.78        $    0
                                                                        40,000        $ 4.38        $    0

(1)  Principal Shareholder
(2)  Special committee member

All of the above listed outstanding options will be fully vested immediately prior to the effective time of the merger.

                              THE MERGER AGREEMENT

         This section of the proxy statement describes material aspects of the merger, including material provisions of the merger agreement. This description of the merger agreement is not complete and is qualified by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference. You are urged to read the entire merger agreement carefully.

THE MERGER

         The merger agreement provides that, upon the terms and subject to the conditions in the merger agreement, and in accordance with Florida law, SG Merger will be merged with and into us. At that time, SG Merger's corporate existence will cease and Ecometry Corporation, as the surviving corporation in accordance with Florida law, will continue as a privately-held corporation owned by the Principal Shareholders. The merger will become effective at the time the articles of merger are duly filed with the Department of State of the State of Florida. The merger is expected to occur as soon as practicable after all conditions to the merger have been satisfied or waived.

         Except as noted below, upon consummation of the merger, each issued and outstanding share of our common stock (other than shares owned by us or any of our subsidiaries, the Principal Shareholders or SG Merger) will be converted automatically into the right to receive $2.70 per share. Each share of our common stock owned by us or any of our subsidiaries, the Principal Shareholders or SG Merger will be cancelled and retired and cease to exist with no consideration deliverable in exchange for these shares.

         The directors of SG Merger immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, and our officers immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. SG Merger's articles of incorporation and by-laws will become the surviving corporation's articles of incorporation and by-laws. After the merger, any vacancy in the surviving corporation's board of directors or in any of the surviving corporation's offices may be filled in the manner provided by Florida law and the surviving corporation's articles of incorporation and by-laws.

STOCK OPTIONS

         At the effective time, all options to purchase our common stock will immediately become vested. Each option (other than those held by the Principal Shareholders) with an exercise price less than $2.70 will be converted into cash in the amount of the merger consideration per share minus the exercise price per share. All other options (including those held by the Principal Shareholders) will terminate at the effective time.

CONVERSION OF COMMON STOCK

         Once the merger is complete, the following will occur:

      - each share of our common stock (other than those owned by us or any of our subsidiaries, the Principal Shareholders or SG Merger), that was issued and outstanding immediately prior to the effective time, will automatically be converted into the right to receive $2.70 in cash, without interest;

      - each share of our common stock held by our shareholders unaffiliated with SG Merger, upon conversion into the right to receive the cash merger consideration, will no longer be outstanding and will automatically be cancelled and retired;

      - each share of our common stock owned by us or any of our subsidiaries, the Principal Shareholders or SG Merger will be cancelled and retired and will cease to exist and no consideration will be paid for it;

      - each holder of a certificate formally representing shares of our pre-merger company will cease to have any rights, except the right to receive the merger consideration;

      -  you will not be entitled to dissenters' rights under Florida law;

      - we will appoint a paying agent who will pay the merger consideration to you; and

      - we will send you a transmittal form and written instructions for exchanging your share certificates for the merger consideration. Do not send share certificates now.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains certain representations and warranties that we made to SG Merger. Generally, these representations and warranties are typical for transactions such as this merger and include representations and warranties relating to:

      -  our corporate existence, good standing and authority;

      -  our capitalization;

      -  certain information about our subsidiaries;

      -  copies of our corporate documents;

      - our belief that entering into the merger agreement and the merger will not violate our organizational documents, the law or certain agreements to which we are a party, or give any other person rights against us that such person would not otherwise have;

      - our having filed all required documents with the Securities and Exchange Commission and our representation that such documents comply with the law;

      -  the nature of litigation with which we are involved;

      -  payment of our taxes;

      - the accuracy of our financial statements and other public filings with the Securities and Exchange Commission;

      - certain matters involving our compliance with ERISA, OSHA and environmental laws;

      - the manner in which we have conducted our business since the end of our last fiscal year;

      - the absence of any brokers retained by us other than Adams, Harkness & Hill;

      -  our real properties;

      -  our intellectual property rights;

      -  our compliance with our contractual obligations; and

      -  certain other technical and factual items relevant to the merger.

         Many of the representations and warranties that we make in the merger agreement are qualified by a materiality standard. This standard requires the representations and warranties to which it applies to be true except in the cases where their failure to be true would not have a "material adverse effect" on us and our subsidiaries as a whole. The merger agreement defines a material adverse effect generally as any change or effect that itself or with a combination of changes or effects would be materially adverse to our business, operations, assets, liabilities, financial condition or results of operations or a material impairment on our ability to perform any of our obligations under the merger agreement or to effect the merger.

         The merger agreement also contains representations and warranties that SG Merger made to us. These relate to:

      -  SG Merger's corporate existence, standing and authority;

      -  SG Merger's capitalization;

      -  SG Merger's authority to execute the merger agreement;

      - SG Merger's belief that entering into the merger agreement and the merger will not violate its organizational documents, the law or certain agreements to which it is a party, or give any other person rights against it that such person would not otherwise have;

      - the accuracy of the information SG Merger provides to us or otherwise discloses to the Securities and Exchange Commission; and

      -  the absence of any brokers retained by SG Merger.

COVENANTS

         We have made certain agreements with SG Merger in the merger agreement relating to actions that we will or will not take between the date on which we signed the merger agreement and the effective time of the merger (subject to certain limited exceptions set forth in the merger agreement). These agreements are customary in transactions such as the merger. The agreements that we have made include but are not limited to:

      - we will not take certain extraordinary actions relating to our company or our business or which are inconsistent with actions that we take in the ordinary course of business without SG Merger's consent;

      - we are required to take certain actions with respect to the preparation of this proxy statement and the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger and in preparation for the special meeting;

      - we have agreed to notify SG Merger if our board of directors receives a third party acquisition proposal for which we have furnished confidential information or otherwise commenced negotiations;

      - in the event that we intend to enter into an agreement with respect to a third party acquisition proposal that is superior to SG Merger's proposal, we have agreed to notify SG Merger of such intention and the identity of the third party at least 24 hours prior to entering into any such agreement;

      - allowing representatives of SG Merger to inspect our corporate records; and

      - committing us to use our reasonable best efforts to consummate the merger.

         SG Merger and the Principal Shareholders have made certain agreements with us in the merger agreement relating to actions that they will or will not take between the date on which we signed the merger agreement and the effective time of the merger. The agreements that they have made include:

- SG Merger is required to take certain actions with respect to the preparation of the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger;

      - SG Merger and the Principal Shareholders are required to vote the shares of our common stock held by them in favor of the adoption and approval of the merger agreement and the merger;

      - committing SG Merger to use its reasonable best efforts to consummate the merger.

LITIGATION

         We and SG Merger have agreed to participate jointly in the defense of any shareholder litigation against us or SG Merger, as applicable, relating to the transactions contemplated by the merger agreement.

PUBLICITY; COMMUNICATIONS

         We and SG Merger have agreed not to issue, without the approval of the other party, any press release or other public announcement with respect to the merger agreement or the merger, except as and to the extent that it is required by applicable law. We and SG Merger have also agreed to consult with each other before issuing any press release or making any public announcement with respect to the merger agreement and the merger.

CONDITIONS TO THE MERGER

         The consummation of the merger is subject to certain conditions contained in the merger agreement which if not waived must have occurred or be true. If those conditions have not occurred or are not true either SG Merger and we or either SG Merger or we are not obligated to effect the merger.

      -  Conditions to Both Our and SG Merger's Obligation to Consummate the
         Merger:

            - no injunction or other order, decree, statute, rule or regulation of any governmental authority can be in effect which prevents the consummation of the merger or materially changes the terms of the merger agreement;

            - the parties must have obtained all material consents, authorizations, orders or approvals of, and made all material filings or registrations with, governmental regulatory authorities necessary for the execution, delivery and performance of the merger agreement (except for the filing of the articles of merger or documents that must be filed after the effective time); and

            -  the consummation of the merger cannot violate any applicable law.

      -  Conditions to Our Obligation to Consummate the Merger:

            - shareholders other than the Principal Shareholders and SG Merger and their affiliates who hold a majority of shares of our common stock must have voted to approve the merger agreement and the merger;

            - SG Merger's representations and warranties must be true and correct in all material respects and it must have performed all its obligations that must be performed before the effective time;

            - from the date of the merger agreement through the effective time, SG Merger must not have experienced any event that has had, or is reasonably likely to have, a material adverse effect on SG Merger; and

            -  SG Merger must deliver certain other documents and certificates.

      -  Conditions to SG Merger's Obligation to Consummate the Merger:

            - shareholders (including the Principal Shareholders and SG Merger) who hold a majority of shares of our common stock must have voted to approve the merger agreement and the merger;

            - there must not be any governmental suit or other proceeding that would restrain or prohibit the merger and related transactions or place certain limitations on us or SG Merger;

            - our representations and warranties must be true and correct in all material respects and we must have performed all our obligations that must be performed before the effective time;

            - from the date of the merger agreement through the effective time, we must not have experienced any event or series of events that has had, or is reasonably likely to have, a material adverse effect on us;

            - all of our directors (other than the Principal Shareholders) must have resigned as of the effective time; and

            -  we must deliver certain other documents and certificates.

TERMINATION

         The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after you approve the merger agreement and the merger, in any of the following ways:

      -  by our and SG Merger's mutual consent;

      - by either SG Merger or us (upon the recommendation of the special committee) if:

            - the merger has not been consummated by February 28, 2002, and the delay is not a result of a breach of the merger agreement by the party seeking such termination;

            - the merger agreement and the merger is not approved by the holders (including SG Merger and the Principal Shareholders) of a majority of our common stock;

            - a court or a governmental authority has issued an order, decree or ruling either permanently restraining, enjoining or otherwise prohibiting the merger or any related transaction or altering the terms of the merger in any significant respect.

      -  by us, prior to approval of our shareholders, if:

            - SG Merger breaches any of its representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and has or is likely to have a material adverse effect on SG Merger or its ability to perform its obligations under the merger agreement;

            - our board of directors, acting upon the recommendation of the special committee, withdraws, modifies or amends its approval or recommendation of the merger agreement and related transactions (or publicly announces that it will do so); or

            - our board of directors, acting upon the recommendation of the special committee, approves an acquisition proposal from a third party that is superior to SG Merger's proposal described in this proxy statement, but only if we have first notified SG Merger.

      -  by SG Merger if:

            - we breach any of our representations, warranties, covenants or agreements and such breach is not or cannot be cured within 20 days and such breach has or is reasonably likely to have a material adverse effect on us or our ability to perform our obligations under the merger agreement;

            - our board of directors withdraws, modifies or amends in any respect adverse to SG Merger its recommendation of the merger agreement and related transactions (or resolves to do so);

            - our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

            - a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

EFFECT OF TERMINATION

         If the merger agreement terminates, each party's obligations to the other terminate, except for SG Merger's confidentiality obligations, our agreement that SG Merger and we will participate jointly in the defense of any shareholder litigation against SG Merger or us relating to the merger agreement and related transactions, and our obligation to pay SG Merger a termination fee in the event the merger agreement is terminated because of certain actions taken by our board in connection with a third party acquisition proposal.

EXPENSES; TERMINATION FEE

         Each of SG Merger and we will pay our own fees and expenses in connection with the merger and related transactions. We have, however, agreed to pay SG Merger a termination fee of $1,679,100 if the merger agreement is terminated as a result of any of the following:

- our board of directors withdraws, modifies or amends in any respect adverse to SG Merger its recommendation of the merger agreement and related transactions (or resolves or publicly announces its intent to do so);

- our board of directors approves, recommends or enters into an agreement with respect to or consummates a superior acquisition proposal (or resolves to do so); or

- a third party commences a tender or exchange offer for 15% or more of our common stock and our board of directors has not recommended that you reject such tender or exchange offer.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

         SG Merger shall, to the fullest extent permitted by law, cause the surviving corporation to honor all of our obligations to indemnify individuals who were directors and officers of our corporation prior to the merger, with respect to acts and omissions occurring prior to the closing, following the closing of the merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. For a period of six years following the closing of the merger and subject to the terms and conditions described in the merger agreement, the surviving corporation will maintain in effect a policy of directors' and officers' liability insurance on the same terms as our existing policy for the benefit of our directors and officers for acts and omissions occurring prior to the closing.

AMENDMENT

         The merger may be amended by SG Merger and us, in writing, at any time before or after you have approved the merger agreement and the merger, except that after you approve the merger agreement and the merger, we cannot amend the merger agreement if the proposed amendment would require your further approval under Florida law.

                     CERTAIN BENEFICIAL OWNERSHIP OF SHARES

         The following table sets forth certain information as of [_______] 2001 regarding the beneficial ownership of common stock by (i) each shareholder known to us to beneficially own more than five percent (5%) of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table of our annual proxy statement; and (iv) all directors and executive officers as a group. The percentage of beneficial ownership for each person or entity in the table is based on 12,422,438 shares of common stock outstanding as of _________, 2001, including for each person or entity any shares of common stock which may be acquired by such person or entity within 60 days upon exercise of outstanding options, warrants or other rights to acquire shares of common stock. Unless otherwise indicated, the address of each of the individuals listed below is 1615 South Congress Avenue, Delray Beach, Florida 33445-6368.

                                                                              SHARES BENEFICIALLY OWNED
                                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                       NUMBER                   PERCENT
                                                                           ------                   -------
Allan J. Gardner (1)..........................................          2,196,250(2)                  17.6%

Wilburn W. Smith (1)..........................................          2,171,250(2)                  17.4%

John Marrah (3)...............................................            114,000                         *

Martin Weinbaum (4)...........................................            107,236                         *

James J. Felcyn, Jr. (5)......................................             11,250                         *

Francis H. Zenie (6)..........................................             15,000                         *

Robert C. Kneip (7)...........................................              5,000                         *

DB Alex. Brown LLC (8)........................................            622,500                      5.0%

Taunus Corporation (8)........................................            622,500                      5.0%

All directors and executive officers as a
   group (8 persons) (9) ........................................       4,637,375                     36.4%

---------------------------------
*        Less than 1% of outstanding shares.
(1) Includes 21,250 shares of common stock subject to options exercisable within 60 days.
(2)      Expected to be contributed to SG Merger prior to the merger.
(3) Includes 112,500 shares of common stock subject to options which are or become exercisable within 60 days.
(4) Includes 107,236 shares of common stock subject to options which are or become exercisable within 60 days.
(5) Includes 11,250 shares of common stock subject to options which are or become exercisable within 60 days.
(6) Includes 15,000 shares of common stock subject to options which are or become exercisable within 60 days.
(7) Includes 5,000 shares of common stock subject to options which are or become exercisable within 60 days.
(8) According to a Schedule 13G filed by DB Alex. Brown LLC and Taunus Corporation, as the parent holding company of DB Alex. Brown LLC, on February 14, 2001. The Schedule 13G indicates that each reporting entity may be deemed to beneficially own the same 622,500 shares of Common Stock, and that Taunus Corporation disclaims ownership of all such shares of common stock. According to the Schedule 13G, the principal place of business of DB Alex. Brown LLC is 130 Liberty Street, New York, New York 10006, and the principal place of business of Taunus Corporation is 31 West 52nd Street, New York, New York 10019.
(9) Includes 310,875 shares of common stock subject to options which are or become exercisable within 60 days.

                 CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS

GENERAL

         We are not aware of any license or other regulatory permit that appears to be material to our business that might be adversely affected by the merger, or of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency that would be required prior to the merger. Should any such approval or other action be required, it is our present intention to seek such approval or action. We do not currently intend, however, to delay the merger pending the outcome of any such action or the receipt of any such approval (subject to our right to decline to purchase shares if any of the conditions in "The Merger Agreement -- Conditions to the Merger" shall have occurred). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial effort or that adverse consequences might not result to our business, or that certain parts of our businesses might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or other action or in the event that such approval was not obtained or such other action was not taken. See "The Merger Agreement -- Conditions to the Merger" on page 42.

HART-SCOTT-RODINO

         The merger will not require a filing or approval under the Hart-Scott-Rodino Act.

LITIGATION

         To the best of our knowledge, no lawsuits have been filed relating to the merger.

                              ACCOUNTING TREATMENT

         The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.


                      ESTIMATED FEES AND EXPENSES OF MERGER

         The following is an estimate of expenses incurred or to be incurred in connection with the merger.

        Legal and accounting.....................................................  $  450,000
        Filing fees..............................................................  $    4,500
        Printing and mailing fees................................................  $   15,000
        Financial advisors fees..................................................  $  325,000
        Proxy solicitation fees..................................................  $   15,000
        Miscellaneous............................................................  $  190,500
                                                                                   ----------
        TOTAL:                                                                     $1,000,000

                                MERGER FINANCING

         The total amount of cash required to consummate the merger is estimated to be approximately $23 million, all of which will be paid by the surviving corporation from the cash that we currently have on hand. This includes approximately $22 million to be paid to our option holders and shareholders (other than the Principal Shareholders and SG Merger) and approximately $1,000,000 for fees and expenses, including fees of Adams, Harkness & Hill, legal and accounting, printing and mailing costs, proxy solicitation fees and other expenses. If the merger is not consummated, all fees and expenses shall be paid by the party incurring such fees and expenses. In the event that the agreement is terminated as a result of the withdrawal or adverse modification of the recommendation of the merger by our board of directors, the failure of our board of directors to recommend rejection of a third-party tender or exchange offer of 15% or more of our common stock, or the approval of a superior third-party acquisition proposal, we will pay SG Merger a termination fee of $1,679,100.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of common stock in light of the shareholder's particular circumstances, nor does it discuss the special considerations applicable to those holders of common stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders whose functional currency is not the U.S. dollar, shareholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations or trusts, shareholders who acquired their common stock through the exercise of options or similar derivative securities or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the federal income tax consequences to holders of options to acquire our common stock. This discussion assumes that holders of our common stock hold their shares as capital assets within the meaning of the Code. No party to the merger will seek a ruling from the Internal Revenue Service with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

         We intend this discussion to provide only a general summary of the material federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the merger. We also do not address foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult your own tax advisor to determine the U.S. federal, state, local or foreign income or other tax consequences resulting from the merger in light of your individual circumstances.

         The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. A shareholder who receives cash in exchange for shares pursuant to the merger will generally recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis for the shares surrendered for cash pursuant to the merger. Generally, such gain or loss will be capital gain or loss. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the merger.

         Capital gains recognized by non-corporate taxpayers from the sale of common stock held more than one year will generally be subject to U.S. federal income tax at a rate not to exceed 20%. Capital gains recognized by non-corporate taxpayers from the sale of common stock held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income, and unused losses may be carried forward to subsequent tax years.

         Certain non-corporate holders of shares of common stock will be subject to backup withholding at a rate of 30.5% on cash payments received pursuant to the merger unless the holder provides certain certifications required by the Internal Revenue Service. Backup withholding will not apply to a holder of shares of common stock who furnishes a taxpayer identification number, or TIN, and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter or who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding.

                              INDEPENDENT AUDITORS

         The consolidated financial statements and the related financial statement schedules as of December 31, 2000 and 1999 and for each of the three fiscal years in the period ended December 2000 incorporated by reference into this proxy statement have been audited by KPMG LLP, independent auditors, as stated in their reports, which are included and incorporated by reference in this proxy statement. It is not expected that representatives of KPMG LLP will be present at the special meeting.

                              SHAREHOLDER PROPOSALS

         If the merger is consummated, we will be a privately-held corporation and you will no longer be able to participate in any future meetings of our shareholders. However, if the merger is not consummated, our public shareholders will continue to be entitled to attend and participate in our shareholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the Securities and Exchange Commission, any shareholder who wishes to present a proposal at the next Annual Meeting of Shareholders, in the event the merger is not consummated, and who wishes to have the proposal included in our proxy statement for that meeting, must have delivered a copy of the proposal to us no later than November 26, 2001. In order for proposals by the shareholders not submitted in accordance with Rule 14a-8 to have been timely within the meaning of Rule 14a-4(c) under the Exchange Act, the proposal must have been submitted so that it was received no later than February 11, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the Securities and Exchange Commission. The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference in this proxy statement and are deemed to be a part hereof:

      - Ecometry Annual Report on Form 10-K for the fiscal year ended December 31, 2000; and

      - Ecometry Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the period ended September 30, 2001 are enclosed with this proxy statement. See Annex C and Annex D hereto. Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement.

         We undertake to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference therein. Requests for copies should be directed to Martin K. Weinbaum, Ecometry Corporation, 1615 South Congress Avenue, Delray Beach, Florida 33445-6368; telephone number: (561)-265-2700.

                              AVAILABLE INFORMATION

         We are subject to the informational filing requirements of the Exchange Act and, in accordance therewith, are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial condition and other matters. Information as of particular dates concerning our directors and officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us is required to be disclosed in proxy statements distributed to our shareholders and filed with the Commission. Such reports, proxy statements and other information should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. These materials filed by us with the Commission are also available at the website of the Commission at www.sec.gov.

         Because the merger is a "going private" transaction, our company, SG Merger, Wilburn W. Smith and Allan J. Gardner have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our shareholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Martin K. Weinbaum, Ecometry Corporation, 1615 South Congress Avenue, Delray Beach, Florida, 33445-6368, or from the Commission as described above.

         Our common stock is listed on the Nasdaq National Market (ticker symbol: ECOM), and materials may also be inspected at:

         The National Association of Securities Dealers, Inc.
         1735 K Street, N.W.
         Washington, D.C. 20006

         Upon consummation of the merger, the surviving corporation will seek to cause the shares to be delisted from trading on the Nasdaq National Market and to terminate the registration of our common stock under the Exchange Act, which will relieve us of any obligation to file reports and forms, such as an Annual Report on Form 10-K, with the Commission under the Exchange Act.

         A copy of the written opinion of Adams, Harkness & Hill, the financial advisor to the special committee and the board, is attached as Annex B to this proxy statement. The opinion is also available for inspection and copying during regular business hours at our principal executive offices by any interested shareholder of ours or the representative of any shareholder who has been so designated in writing.

         You should rely only on the information contained in this proxy statement to vote on the merger agreement and the merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement is dated [_______ __], 2001. You should not assume that the information in it is accurate as of any date other than that date, and its mailing to shareholders shall not create any implication to the contrary.

                                 OTHER BUSINESS

         We know of no other business to be acted upon at the special meeting. However, if any other business properly comes before the special meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the special meeting, please sign the proxy and return it in the enclosed envelope.

                                    By order of the Board of Directors,




                                    Martin K. Weinbaum
                                    Secretary

_________ __, 2001

                              ECOMETRY CORPORATION

             SPECIAL MEETING OF SHAREHOLDERS OF ECOMETRY CORPORATION
                       TO BE HELD ON [_______ __], 200[ ]

   THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF
                      DIRECTORS AND THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints Martin K. Weinbaum and James J. Felcyn, Jr., and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote as designated herein, all shares of common stock of Ecometry Corporation which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Ecometry Corporation to be held at 10:00 a.m. local time, on _______, 200[ ], at the Embassy Suites, 661 Northwest 53rd Street, Boca Raton, Florida 33487, and at all adjournments thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement dated _______ __, 2001, a copy of which has been received by the undersigned. Any and all proxies heretofore given are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.


                (Continued and to be signed on the reverse side)

(See Reverse Side)                                            (See Reverse Side)

                              ECOMETRY CORPORATION
                           1615 SOUTH CONGRESS AVENUE
                        DELRAY BEACH, FLORIDA 33445-6368

PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND FOR THE GRANT OF DISCRETIONARY AUTHORITY TO VOTE IN FAVOR OF ANY POSTPONEMENT OR ADJOURNMENTS OF THE MEETING. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

               1) Approval of the merger agreement, dated as of October 25, 2001, between us and SG Merger Corp. and, with respect to Section 5.2(c) thereof only, Wilburn W. Smith and Allan J. Gardner, as it may be amended from time to time, and the transactions contemplated thereby, including the merger of SG Merger Corp. with and into us, with Ecometry Corporation as the surviving company and with each outstanding share of our common stock, other than shares held by SG Merger Corp., Wilburn W. Smith and Allan J. Gardner, being converted into the right to receive $2.70 in cash.

                         FOR                   AGAINST                ABSTAIN

                         [ ]                    [ ]                     [ ]

               2) Grant of discretionary authority to vote in favor of any postponements or adjournments of the meeting, if necessary.

                        FOR                    AGAINST                ABSTAIN

                        [ ]                     [ ]                     [ ]

               Mark box at right if you plan to attend the Special Meeting.  [ ]

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

Please sign exactly as your name(s) appear(s) on the books of Ecometry Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, the signature should be by an authorized partner or other person.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.   Date:
                                                   ----------------------------


---------------------------------------       ---------------------------------
Shareholder sign here                         Co-owner sign here

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                      Among

                                 SG MERGER CORP.

                                       and

                              ECOMETRY CORPORATION

                    and with respect to Section 5.2(c) only,

                                WILBURN W. SMITH

                                       and

                                ALLAN J. GARDNER



                          Dated as of October 25, 2001

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----

ARTICLE I THE MERGER...................................................................1
         1.1      the Merger; Filing and Effective Time................................1
         1.2      Closing..............................................................2
         1.3      Effects of the Merger................................................2
         1.4      Articles of Incorporation; by Laws...................................2
         1.5      Directors and Officers...............................................2

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY AND SG.................2
         2.1      Effect On Capital Stock..............................................2
         2.2      Company Options......................................................3
         2.3      Meeting of Shareholders..............................................3
         2.4      Exchange of Certificates.............................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SG.......................................6
         3.1      Organization, Standing, Qualification................................6
         3.2      Capitalization of Sg.................................................6
         3.3      Authorization of Agreement and Other Documents.......................6
         3.4      Non-contravention....................................................7
         3.5      Disclosure Documents.................................................7
         3.6      Brokers..............................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................8
         4.1      Organization, Standing and Qualification.............................8
         4.2      Capitalization.......................................................8
         4.3      Subsidiaries.........................................................9
         4.4      Corporate Documents..................................................9
         4.5      Authorization of Agreement...........................................9
         4.6      Non-contravention....................................................9
         4.7      Compliance With Laws................................................10
         4.8      Commission Documents................................................10
         4.9      Litigation..........................................................11
         4.10     Taxes...............................................................11
         4.11     Erisa...............................................................12
         4.12     Environmental Matters; Osha.........................................14
         4.13     Interim Conduct of Business.........................................14
         4.14     No Brokers..........................................................15
         4.15     Opinions of Financial Advisors......................................15
         4.16     Information Supplied................................................15
         4.17     Properties..........................................................16
         4.18     Material Contract Defaults; Non-compete.............................16
         4.19     Transactions With Affiliates........................................16
         4.20     Board Recommendation................................................16
         4.21     Intellectual Property...............................................17



ARTICLE V COVENANTS...................................................................17
         5.1      Interim Operations..................................................17
         5.2      Preparation of Proxy Statement; Shareholders Meeting................20
         5.3      Acquisition Proposals; Right of First Priority......................22
         5.4      Inspection of Records...............................................23
         5.5      Publicity...........................................................23
         5.6      Further Action; Reasonable Best Efforts.............................24
         5.7      Indemnification; D&O INSURANCE, ETC.................................24
         5.8      DISPOSITION OF LITIGATION...........................................25
         5.9      TERMINATION OF STOCK PURCHASE PLAN..................................25

ARTICLE VI CONDITIONS.................................................................25
         6.1      Conditions to Each Party's Obligation to Effect the Merger..........25
         6.2      Conditions to the Obligation of the Company to Effect the Merger....26
         6.3      Conditions to the Obligation of Sg to Effect the Merger.............26

ARTICLE VII TERMINATION...............................................................28
         7.1      Termination by Mutual Consent.......................................28
         7.2      Termination by Either Sg or the Company.............................28
         7.3      Termination by the Company..........................................28
         7.4      Termination by Sg...................................................28
         7.5      Termination Upon Breach of Representation, Warranty or Covenant.....29
         7.6      Termination Fee.....................................................29
         7.7      Effect of Termination and Abandonment...............................29
         7.8      Extension; Waiver...................................................29

ARTICLE VIII GENERAL PROVISIONS.......................................................30
         8.1      Nonsurvival of Representations, Warranties and Agreements...........30
         8.2      Notices.............................................................30
         8.3      Assignment, Binding Effect..........................................30
         8.4      Entire Agreement....................................................31
         8.5      Amendment...........................................................31
         8.6      Governing Law.......................................................31
         8.7      Counterparts........................................................31
         8.8      Headings............................................................31
         8.9      Waivers.............................................................31
         8.10     Incorporation of Exhibits...........................................32
         8.11     Severability........................................................32
         8.12     Enforcement of Agreement............................................32


Exhibit A         Articles of Incorporation of SG
Exhibit B         By-laws of SG

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") made and entered into as of the 25th day of October, 2001, among SG MERGER CORP., a Florida corporation ("SG"), and ECOMETRY CORPORATION, a Florida corporation (the "COMPANY"), and with respect to Section 5.2(c) only WILBURN W. SMITH and ALLAN
J. GARDNER.

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company, acting upon the recommendation of the Independent Committee thereof (the "INDEPENDENT COMMITTEE"), and the Board of Directors of SG have determined that, upon the terms and subject to the conditions set forth herein, the acquisition of the Company by SG by means of a merger (the "MERGER") of SG with and into the Company is advisable and in the best interests of the shareholders of SG and the Company and accordingly have agreed to effect the Merger;

         WHEREAS, SG is a newly formed corporation organized at the direction of Wilburn W. Smith and Allan J. Gardner (the "PRINCIPALS") which, prior to the consummation of the Merger, will own all the capital stock of the Company currently owned by the Principals; and

         WHEREAS, SG and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER; FILING AND EFFECTIVE TIME.

                  (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as hereinafter defined), SG shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of SG shall cease and the Company shall be the surviving corporation (the "SURVIVING CORPORATION") following the Effective Time. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company. The name of the Surviving Corporation shall continue to be Ecometry Corporation and the purpose thereof shall be as set forth in the Articles of Incorporation of the Surviving Corporation.

                  (b) The parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Florida, in such form as required by and executed in accordance with the relevant provisions of the FBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Florida (or such later time as is agreed to by the parties hereto and set forth therein) being hereinafter referred to as the "EFFECTIVE TIME").

         1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Akerman, Senterfitt & Eidson, P.A., Las Olas Centre II, 350 E. Las Olas Blvd., Suite 1600, Ft. Lauderdale, Florida, unless another date or place is agreed to in writing by the parties hereto.

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the FBCA.

         1.4 ARTICLES OF INCORPORATION; BY LAWS.

                  (a) At the Effective Time, the Articles of Incorporation of SG as in effect immediately prior to the Effective Time in the form set forth as EXHIBIT A hereto shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended as provided therein and under the FBCA.

                  (b) At the Effective Time, the By-laws of SG as in effect immediately prior to the Effective Time in the form set forth as EXHIBIT B hereto shall be the By-laws of the Surviving Corporation following the Merger and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation following the Merger and as provided under the FBCA.

         1.5 DIRECTORS AND OFFICERS. The directors of SG immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation following the Merger, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation following the Merger, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation following the Merger, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                                   ARTICLE II

              EFFECT OF THE MERGER ON THE CAPITAL STOCK OF COMPANY
                                     AND SG

         2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, SG or any holder of any shares of any common stock, $.01 par value per share, of the Company ("COMPANY COMMON STOCK") or any holder of capital stock of SG, the shares of capital stock of SG and the Company Common Stock shall be converted or canceled as follows:

                  (a) CAPITAL STOCK OF SG. Each issued and outstanding share of capital stock of SG shall be converted into and become one fully paid and non-assessable share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY SHARES AND SHARES OWNED BY SG AND THE PRINCIPALS. Each share of Company Common Stock that is owned directly by the Company, any Subsidiary (as hereinafter defined) of the Company, SG or a Principal shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.1(b), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $2.70 in cash, subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date hereof and prior to the Effective Time. The aggregate cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.1(c) is referred to as the "MERGER CONSIDERATION". As of the Effective Time, all such shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with
Section 2.4(b), without interest.

         2.2 COMPANY OPTIONS. At the Effective Time, each option (a "COMPANY OPTION") to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time (other than Company Options owned by SG and/or the Principals) shall become immediately vested. Each Company Option (other than Company Options owned by SG and/or the Principals) with an exercise price per share of Company Common Stock less than the Merger Consideration shall automatically be converted into the right to receive cash in the amount of the product of (a) the Merger Consideration minus such exercise price, multiplied by
(b) the number of shares of Company Common Stock for which such Company Option is exercisable. All other Company Options outstanding as of the Effective Time shall automatically be terminated effective as of the Effective Time.

         2.3 MEETING OF SHAREHOLDERS. The Board of Directors of the Company shall, as promptly as practicable following the date of this Agreement and in consultation with SG, (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering, adopting and approving this Agreement and the Merger (the "SHAREHOLDERS MEETING") and (ii) (A) except to the extent modified in accordance with this Section 2.3, include in the Proxy Statement (as defined in Section 3.5) the unanimous recommendation of the Company's Board of Directors acting upon the recommendation of the Independent Committee that the shareholders of the Company vote in favor of the adoption of this Agreement and the Merger and include the written opinion of the Financial Advisor (as defined in Section 4.14) that the consideration to be received by the shareholders of the Company (other than SG and its affiliates) pursuant to the Merger is fair to such shareholders from a financial point of view and (B) use its reasonable best efforts to obtain the affirmative vote of holders of a majority of the outstanding Company Common Stock (the "REQUISITE SHAREHOLDER APPROVAL") and of holders of a majority of the outstanding shares of Company Common Stock not held by SG, the Principals and their affiliates (the "AGREED SHAREHOLDER APPROVAL") in favor of the adoption of this Agreement and the approval of the Merger. The Board of Directors of the Company shall not withdraw, amend or modify in a manner adverse to SG its recommendation referred to in clause (ii) (A) of the preceding sentence (or announce publicly its intention to do so). Notwithstanding the foregoing, prior to the receipt of the Requisite Shareholder Approval, the Board of Directors of the Company shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) of this Agreement and the Merger in a manner adverse to SG if: (1) a Superior Acquisition Proposal (as defined in Section 5.3) shall have been proposed by any Person (as hereinafter defined) other than SG and such proposal is pending at the time of such action; (2) the Board of Directors shall have concluded in good faith, after consultation with its outside legal counsel, that the Board of Directors is required to withdraw, amend or modify its recommendation in order to comply with its fiduciary duties to the shareholders of the Company under applicable law and (3) the Company shall be in compliance with Section 5.3 hereof.

         2.4 EXCHANGE OF CERTIFICATES.

                  (a) PAYING AGENT. Prior to the Effective Time, SG shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "PAYING AGENT") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. The Surviving Corporation shall take all steps necessary to provide the Paying Agent with the cash necessary to pay for the shares of Company Common Stock converted into the right to receive Merger Consideration (such cash being hereinafter referred to as the "EXCHANGE FUND") immediately following the Effective Time. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.1(c), the Surviving Corporation shall promptly deposit in trust additional cash with the Paying Agent sufficient to make all payments required, and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) EXCHANGE PROCEDURES. Promptly after the Effective Time (but in no event later than five business days following such date), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.4(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to
Section 2.1(c). If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. For purposes of this Agreement, "PERSON" shall mean any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

                  (e) NO LIABILITY. Neither the Surviving Corporation nor the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

                  (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

                  (g) WITHHOLDINGS. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Company Common

Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax law.

                  (h) CHARGES AND EXPENSES. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF SG

         Except as set forth in the disclosure statement delivered by SG to the Company concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "SG DISCLOSURE STATEMENT," SG represents and warrants to the Company as follows:

         3.1 ORGANIZATION, STANDING, QUALIFICATION. SG (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted prior to the Effective Time, except where the failure to have such power and authority would not have a material adverse effect on SG or its ability to perform hereunder, and to consummate the transactions contemplated hereby; (iii) is duly qualified to do business and is in good standing in the State of Florida, which is the only jurisdiction in which the conduct of its business requires it to be so qualified; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a material adverse effect on SG or its ability to perform hereunder. Copies of SG's Articles of Incorporation and By-laws as in effect on the date hereof are attached hereto as EXHIBITS A and B. SG has no subsidiaries.

         3.2 CAPITALIZATION OF SG.

                  (a) As of the date hereof, the authorized capital stock of SG consists of 10,000,000 shares of common stock, par value $.01 per share ("SG COMMON STOCK"), 4,325,000 of which are issued and outstanding and owned of record by one or the other of the Principals.

                  (b) Each outstanding share of SG Common Stock is (i) duly authorized and validly issued; and (ii) fully paid and nonassessable and free of preemptive and similar rights.

         3.3 AUTHORIZATION OF AGREEMENT AND OTHER DOCUMENTS. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors and the shareholders of SG and no other proceedings on the part of SG or its shareholders are necessary to authorize the execution, delivery or performance of this Agreement. SG has duly executed and delivered this Agreement and this Agreement is a valid and binding obligation of SG, enforceable against SG in accordance with its terms.

         3.4 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by SG and the consummation by SG of the transactions contemplated hereby, will not (i) violate or conflict with any provision of any law applicable to SG or by which any property or asset of SG is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by SG with any public authority (other than in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of SG in any respect or
(iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of SG pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which SG is subject or by which SG or any of its property or assets is bound; except in the case of clauses (i), (ii) and (iv) above where such violations, conflicts, breaches, defaults or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a material adverse effect on SG or its ability to perform hereunder.

         3.5 DISCLOSURE DOCUMENTS. None of the information supplied, or to be supplied, by SG to the Company for inclusion or incorporation by reference in the proxy statement (the "PROXY STATEMENT") to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION") and to be sent to the shareholders of the Company in connection with the Shareholders Meeting will, at the time it is sent to the shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With the exception of information supplied by the Company for inclusion in the Statement on Schedule 13E-3 (such Statement, as amended or supplemented, is herein referred to as the "SCHEDULE 13E-3") to be filed by SG and the Company with the Commission concurrently with the filing of the Proxy Statement, the Schedule 13E-3 will not, at the time it is first filed with the Commission, and at any time it is amended or supplemented and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by SG with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion in the Schedule 13E-3.

         3.6 BROKERS. No Person is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of SG.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company Reports (as hereinafter defined) or in the disclosure statement delivered by the Company to SG concurrently herewith (as such disclosure statement may be supplemented or amended pursuant to Section 8.5(b)) and identified as the "COMPANY DISCLOSURE STATEMENT," the Company represents and warrants to SG as follows:

         4.1 ORGANIZATION, STANDING AND QUALIFICATION. The Company and each of its Subsidiaries (as defined in Section 4.3 hereof) (i) is a corporation duly organized, validly existing and in good standing under the laws in the jurisdiction of its incorporation; (ii) has all requisite power and authority to own or lease and operate its properties and assets, and to carry on its business as now conducted and as currently proposed to be conducted, except where the failure to have such power and authority would not have a Material Adverse Effect (as hereinafter defined) on the Company, and to consummate the transactions contemplated hereby; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect on the Company; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership or operation of its properties or the conduct of its businesses, except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Material Adverse Effect on the Company. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" when used with respect to the Company and/or its Subsidiaries means (a) any change or effect that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (b) a material impairment of the ability of the Company and its Subsidiaries taken as a whole to perform any of their obligations under this Agreement or to consummate the Merger. Subject to the foregoing, neither of the following shall be deemed in itself to constitute, and neither of the following shall be taken into account in determining whether there has been or will be a Material Adverse
Effect: (a) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of, or the taking of any action required by, this Agreement, and (b) any adverse change, effect, event, occurrence, state of facts or development arising from any action taken by SG or the Principals as officers of the Company which is inconsistent with the terms of this Agreement unless such action was taken at the specific direction of the Company's Board of Directors.

         4.2 CAPITALIZATION.

                  (a) The total authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, par value $.01 per share, no shares of which are issued and outstanding as of the date of this Agreement; and (ii) 50,000,000 shares of Company Common Stock, of which 12,404,287 shares are issued and outstanding on the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding.

                  (b) Each outstanding share of Company Common Stock is (i) duly authorized and validly issued and (ii) fully paid and nonassessable and free of
(x) any preemptive or similar rights under the FBCA and the Articles of Incorporation and By-laws of the Company and (y) any other preemptive or similar rights.

                  (c) Other than Company Options that will be converted into Merger Consideration or canceled at the Effective Time pursuant to Article II hereof, as of the Effective Time, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, or (iii) contracts, commitments, agreements, understandings, rights (including registration rights), arrangements, calls or claims of any kind to which the Company is a party or is bound relating to the issuance of any capital stock of the Company. Section 4.2(c) of the Company Disclosure Statement identifies, as of the date hereof, the option holder, the number of shares of Company Common Stock subject to each Company Option, the exercise price and the expiration date of each outstanding Company Option.

         4.3 SUBSIDIARIES. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such subsidiary) of each of the Company's subsidiaries indicated in Section 4.3 of the Company Disclosure Statement (the "SUBSIDIARIES") and the Subsidiaries are the only entities in which the Company directly or indirectly beneficially owns an equity interest. Each of the outstanding shares of capital stock beneficially owned by the Company of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company or a wholly-owned Subsidiary free and clear of all liens, pledges, security interests, claims or other encumbrances.

         4.4 CORPORATE DOCUMENTS. True and complete copies of the Articles of Incorporation and all amendments thereto, the By-laws, as amended and currently in force, and all corporate minute books and records of the Company and each of the Subsidiaries have been furnished by the Company to SG for inspection to the extent requested by SG.

         4.5 AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company upon the recommendation of the Independent Committee and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement, except for the Requisite Shareholder Approval. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4.6 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) violate or conflict with any provision of any law applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company or any of the Subsidiaries with any public authority (other than in connection with or in compliance with the provisions of the Exchange Act and the FBCA), (iii) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Company or the charter and by-laws of any of the Subsidiaries in any respect or (iv) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of the Subsidiaries pursuant to any provision of any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, license, ordinance, permit, franchise, joint venture agreement, limited liability company agreement, partnership agreement, regulation or decree to which the Company or any of the Subsidiaries is subject or by which the Company or any of the Subsidiaries or any of their property or assets is bound; except in the case of clauses; (i), (ii) and (iv) where such violations, conflicts, breaches, defaults or the failure to give such notice, make such filings, or obtain such authorizations, consents or approvals, would not, individually or in the aggregate, have a Material Adverse Effect.

         4.7 COMPLIANCE WITH LAWS.

                  (a) The Company and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of any governmental entities necessary for the lawful conduct of their businesses, except where the failure to hold such permits would not have a Material Adverse Effect.

                  (b) As of the date of this Agreement, no investigation, review, inquiry or proceeding by any governmental entity with respect to any of the Company and/or any of the Subsidiaries is pending or, to the knowledge of the Company, threatened which, if adversely decided, would be reasonably likely to have a Material Adverse Effect.

         4.8 COMMISSION DOCUMENTS. Since January 1, 1999, the Company has timely filed with the Commission all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports (a) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (b) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect, and each of the consolidated statements of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, redeemable preferred stock, stockholders' equity (deficit) and comprehensive loss or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP. Since January 1, 1999, there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements.

         4.9 LITIGATION. There is no suit, claim, action, litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or any of the Company's or any Subsidiary's officers, directors or affiliates, with respect to or affecting the Company's operations, businesses or financial condition, or related to the consummation of the transactions contemplated hereby, which is reasonably likely to have a Material Adverse Effect.

         4.10 TAXES.

                  (a) As used in this Agreement, (i) the term "TAXES" means all federal, state, local, foreign and other income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever of a nature similar to taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes; and (ii) the term "RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereto, and the term "RETURN" means any one of the foregoing Returns.

                  (b) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed by the Company and the Subsidiaries or requests for extensions to file such Tax Returns have been timely filed and the Company and its Subsidiaries are within such period for extension. As of the time of filing, the foregoing Returns were correct and complete in all material respects.

                  (c) With respect to all amounts in respect of Taxes imposed upon the Company and/or the Subsidiaries, or for which the Company and/or the Subsidiaries are or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before December 31, 2000, (i) all applicable tax laws and agreements have been complied with in all material respects, and (ii) all amounts required to be paid by the Company and/or a Subsidiary to taxing authorities on or before the date hereof have been paid and with respect to Taxes not yet due and owing to a taxing authority, such Taxes have been paid or adequately reserved for on the Company's financial statements in accordance with GAAP.

                  (d) There are no audits or similar proceedings by any taxing authority pending or threatened with respect to Taxes. No assessment of Tax has been proposed against the

Company and/or the Subsidiaries or any of their respective assets or properties. No closing agreement pursuant to Section 7121 or any similar provision of any state, local or foreign law has been entered into by or with respect to the Company and/or the Subsidiaries. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period of collection or assessment of, Taxes due from or with respect to the Company and/or the Subsidiaries for any taxable period, and no power of attorney granted by or with respect to the Company and/or the Subsidiaries relating to Taxes is currently in force.

                  (e) Neither the Company nor any of the Subsidiaries is a party to or bound by any Tax allocation, Tax indemnity, Tax sharing or similar contract or arrangement or any agreement that obligates it to make payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

                  (f) There are no liens with respect to Taxes upon any of the assets or properties of the Company and/or the Subsidiaries, other than with respect to Taxes not yet due.

                  (g) The Company and/or the Subsidiaries have collected all sales and use Taxes required to be collected and has remitted, or will remit on a timely basis, such amount to the appropriate governmental entities, or have been furnished properly completed exemption certificates. The Company and/or the Subsidiaries have duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods for which the applicable statute of limitations has not expired.

         4.11 ERISA.

                  (a) Section 4.11(a) of the Company Disclosure Statement contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA and referred to herein as a "WELFARE PLAN") and all other Benefit Plans (defined herein as any Pension Plan, Welfare Plan and any other plan, fund, program, arrangement or agreement to provide employees, directors, independent contractors, officers or agents of the Company or its Subsidiaries with medical, health, life, bonus, incentive, change in control, employment, stock (option, ownership or purchase), deferred compensation, severance, salary continuation, vacation, sick leave, fringe, incentive insurance or other benefits), whether or not subject to ERISA (including any funding mechanism therefor now in effect, whether oral or written that is currently maintained, or contributed to, or required to be contributed to, by the Company or one of its Subsidiaries, for the benefit of any current or former employees, officers or directors of any Subsidiary. The Company has delivered or made available to SG true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Forms 5500 and 990, if any, filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been established, funded, maintained and administered in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except where the failure to comply would not be reasonably expected to result in a Material Adverse Effect.

                  (b) Except as disclosed, all Pension Plans have been the subject of favorable and up-to-date determination or opinion letters from the Internal Revenue Service, or have time remaining in an applicable remedial amendment period to file an application therefor, to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination or opinion letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination or opinion letter or application therefor in any respect that would adversely affect its qualification.

                  (c) No Subsidiary has adopted or been obligated to contribute to any "defined benefit pension plan" as defined in Section 3(35) of ERISA subject to Title IV of ERISA in the six (6) years preceding the date hereof nor has any Subsidiary incurred any liability under Title IV of ERISA as the result of participation in any such defined benefit pension plan by any other Person that, together with the Company at any time during the last six years, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  (d) No Benefit Plan is a "multiemployer plan" and neither the Company nor any Subsidiary at any time has been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has either: (i) resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid; or (ii) engaged in a transaction that might have resulted in withdrawal liability but for the application of Section 4204 of ERISA.

                  (e) Except as disclosed, with respect to any Welfare Plan, (i) no such Welfare Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (ii) no such Welfare Plan is self-insured, and (iii) each such Welfare Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code except where the compliance failure would not be reasonably expected to result in a Material Adverse Effect.

                  (f) All contributions or premiums owed by Subsidiaries with respect to Benefit Plans under law, contract or otherwise have been made in full and on a timely basis and the Subsidiaries are not obligated to contribute with respect to any Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement except where the failure would not be reasonable expected to result in a Material Adverse Effect. All administrative costs attributable to Benefit Plans have been paid when due except where the failure would not be reasonably expected to result in a Material adverse Effect.

                  (g) No Pension Plan or Welfare Plan or, to the knowledge of the Company, any "fiduciary" or "party-in-interest" (as such terms are respectively defined by Sections 3(21) and 3(14) of ERISA) thereto has engaged in a transaction prohibited by Section 406 of ERISA or 4975 of the Code for which a valid exception is not available except where the transaction would not be reasonably expected to result in a Material Adverse Effect.

                  (h) No Benefit Plan exists that could result in the payment to any present or former employee of the Company or any Subsidiary of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Subsidiary as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code.

         4.12 ENVIRONMENTAL MATTERS; OSHA. The Company and the Subsidiaries are in substantial compliance with all Environmental Laws. For the purposes of this Agreement, "ENVIRONMENTAL LAWS" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. The Company and the Subsidiaries are in substantial compliance with the Occupational Health and Safety Act and the rules and regulations thereunder.

         4.13 INTERIM CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, since December 31, 2000, the Company and the Subsidiaries have not:

                  (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any portion of its assets or property that is material to the Company and the Subsidiaries taken as a whole, except for sales of assets or inventory in the ordinary course of business and sales or dispositions of obsolete or worthless assets and except for cash applied in the payment of the Company's or any Subsidiary's liabilities in the usual and ordinary course of business in accordance with the Company's and/or the Subsidiaries' past practices;

                  (b) written off any asset which has a net book value which exceeds $25,000 individually or $100,000 in the aggregate, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

                  (c) waived any material right arising out of the conduct of, or with respect to, its business;

                  (d) made (or committed to make) capital expenditures in an amount which exceeds $100,000 for any item or $600,000 in the aggregate;

                  (e) made any change in accounting methods or principles;

                  (f) borrowed any money other than in the ordinary course of business pursuant to its existing credit facilities or issued any bonds, debentures, notes or other corporate securities (other than equity securities);

                  (g) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices;

                  (h) made any payments or distributions to its employees, officers or directors, except such amounts as constitute currently effective compensation for services rendered, or reimbursement for reasonable and ordinary out-of-pocket business expenses;

                  (i) adopted any new Pension Plan, Welfare Plan or other Benefit Plan;

                  (j) issued or sold any of its securities of any class except for the issuance of Company Common Stock upon the exercise of stock options;

                  (k) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class;

                  (l) suffered or been affected by any condition, event or occurrence which would be reasonably expected to have a Material Adverse Effect; or

                  (m) made or changed any Tax election or method of accounting with respect to Taxes, or filed any amended Tax return, or settled or compromised any examination or proceeding with respect to any material Tax liability.

Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 4.13 by entering into this Agreement or by consummating the transactions contemplated hereby.

         4.14 NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of the Company, SG or the Surviving Corporation to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Independent Committee has retained Adams, Harkness & Hill, Inc. ("AH&H"), as its financial advisor (the "FINANCIAL ADVISOR"), the arrangements with which have been disclosed in writing to SG prior to the date hereof.

         4.15 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of AH&H to the effect that, as of the date hereof, the consideration to be received by the Company's public shareholders (other than SG and the Principals) pursuant to the Merger is fair to such shareholders from a financial point of view.

         4.16 INFORMATION SUPPLIED. The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting will not, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied by the Company for inclusion in the Schedule 13E-3 to be filed with the Commission by SG and the Company concurrently with the filing of the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by the Company in this Section 4.16 with respect to statements made or incorporated by reference therein based on information supplied in writing by SG specifically for inclusion in the Proxy Statement.

         4.17 PROPERTIES.

                  (a) The Company and its Subsidiaries have good, valid and, in the case of their Owned Property (as defined below), marketable fee title to their real property and interests in real property indicated as being owned by the Company and its Subsidiaries in the financial statements included in the Company Reports, except for properties sold or otherwise disposed of in the ordinary course of business (the "OWNED PROPERTIES"), free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions and encumbrances ("ENCUMBRANCES"), except where the failure to have such marketable fee title would not interfere to any material respect with the conduct of the business of the Company and the Subsidiaries as currently conducted. The leases relating to the Company's leased real property ("COMPANY LEASES") are in full force and effect, free and clear of all Encumbrances except where the failure of such leases to be in full force and effect free and clear of all Encumbrances would not interfere to any significant extent with the conduct of business of the Company and the Subsidiaries as currently conducted, and, to the best knowledge of the Company, are not in default.

                  (b) No consent or approval is required to be obtained under any agreement by which the Company or any of its Subsidiaries has obtained a leasehold interest in any leased property and no right of termination shall arise under any Company Lease nor does any landlord have the right to increase the rent payable under any Company Lease, in each case as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

         4.18 MATERIAL CONTRACT DEFAULTS; NON-COMPETE.

                  (a) Neither the Company nor any of the Subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of the Subsidiaries is a party or by which it or any such Subsidiary is bound ("MATERIAL CONTRACTS"), except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default, except for those defaults which would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is a party to any Material Contract that is required to be disclosed as an exhibit to the Company Reports in accordance with the rules and regulations of the Commission that has not been so disclosed.

         4.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company Reports and except with respect to the transactions contemplated hereby, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company and/or the Subsidiaries and the Company's affiliates (other than wholly-owned Subsidiaries).

         4.20 BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held on October 24, 2001, acting upon the recommendation of the Independent Committee, has by unanimous vote, (i) determined that this Agreement is advisable and is fair to and in the best interests of the Shareholders of the Company, (ii) resolved to recommend that the holders of the shares of Company Common Stock adopt this Agreement and approve the Merger Agreement and (iii) approved the transfer by the Principals of the Company Common Stock owned by them to SG. The aforementioned determination, recommendation and approval of the Company's Board of Directors are in full force and effect and have not been amended, revoked or revised in any respect.

         4.21 INTELLECTUAL PROPERTY.

                  (a) The Company and/or the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of the Company and/or the Subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and/or the Subsidiaries are not in violation of any licenses, sublicenses and other agreements as to which the Company and/or the Subsidiaries are a party and pursuant to which the Company and/or the Subsidiaries are authorized to use any third-party patents, trademarks, service marks and copyrights ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS"). Except as disclosed in the Company Reports or in the Company Disclosure Statement and except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement no claims with respect to the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by the Company or the Subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), any trade secret material to the Company, or Third-Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third-Party Intellectual Property Rights by or through the Company or the Subsidiaries, are currently pending (or, to the knowledge of the Company, are overtly threatened by any Person) against the Company and/or the Subsidiaries.

                  (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or the Subsidiaries are valid and subsisting. Except as disclosed in the Company Reports or in the Company Disclosure Statement, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party, including any employee or former employee of the Company and/or Subsidiaries.

                                   ARTICLE V

                                    COVENANTS

         5.1 INTERIM OPERATIONS.

                  (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless SG has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), the Company and its Subsidiaries shall:

                           (i) conduct its business and operations according to its usual, regular and ordinary course consistent with past practice; provided that the Company and the Subsidiaries may take actions reasonably necessary in connection with the sale or liquidation of New Haven Software Corporation ("New Haven Software"), Smith-Gardner & Associates Pty. Limited (the "Australian Sub") and/or Smith-Gardner & Associates, Limited (the "UK Sub");

                           (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with it; provided that the Company and the Subsidiaries may take all actions reasonably necessary in connection with the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub;

                           (iii) not amend its charter or by-laws or comparable governing instruments;

                           (iv) promptly notify SG of any material event affecting the Company and/or any Subsidiary, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), the breach of any representation or warranty contained herein or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, any failure of the Company or any Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

                           (v) promptly deliver to SG true and complete copies of any report, statement or schedule filed with the Commission subsequent to the date of this Agreement;

                           (vi) not (A) except pursuant to the exercise of options existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split, or reclassify, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, its capital stock or otherwise change its capitalization as it exists on the date hereof;
         (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or fringe benefits or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases in salaries or wages of employees of the Company and/or its Subsidiaries who are not directors or officers of the Company in the ordinary course of business and consistent with past practice; (D) grant any severance or termination package to any employee or consultant not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company and/or any of its Subsidiaries; (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or to effect the conversion or cancellation of Company Options in accordance with Section 2.2 hereof or to terminate the Employee Stock Purchase Plan in accordance with Section 5.9 hereof or to amend such plans as required by law; or (F) establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers or employees or the Company and/or any of its Subsidiaries, except if required by law;

                           (vii) not (A) declare, set aside, make or pay any dividend or make any other distribution or payment payable in cash, stock, property or otherwise with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

                           (viii) not enter into any material agreement or transaction, or agree to enter into any material agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving any merger, consolidation, joint venture, license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring, or a purchase, sale, lease or other acquisition or disposition of any assets or capital stock other than the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub;

                           (ix) not incur any indebtedness for borrowed money or assume, endorse, guarantee or otherwise become responsible for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others, in any such case other than in the ordinary course of its business;

                           (x) not make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business;

                           (xi) not make or commit to make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

                           (xii) not voluntarily elect to alter materially the manner of keeping its books, accounts or records, or change in any manner the accounting practices or principles therein reflected except as required by GAAP;

                           (xiii) not issue, deliver, sell, lease, sell and leaseback, pledge, dispose of or encumber, or authorize or commit to the issuance, delivery, sale, lease, sale/leaseback, pledge, disposition or Encumbrance of material properties or assets of the Company or any of its Subsidiaries, except liens for taxes not currently due and except (A) sales of assets or inventory in the ordinary course of business consistent with past practice and (B) sales or dispositions of obsolete or worthless assets;

                           (xiv) use its commercially reasonable efforts to maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect;

                           (xv) not (A) make or change any Tax election or method of accounting with respect to Taxes, (B) file any amended Tax Return or (C) settle or compromise any examination or proceeding with respect to any material Tax liability, in each case other than in the ordinary course of business;

                           (xvi) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of liabilities or obligations in the ordinary course of business consistent with past practice, or waive, release, grant or transfer any rights of significant value;

                           (xvii) settle or compromise any litigation for amounts in excess of an aggregate of $100,000 (whether or not commenced prior to the date of this Agreement), other than settlements involving amounts payable by the Company and/or the Subsidiaries that are not in excess of (x) amounts fully recoverable from insurers of the Company and/or the Subsidiaries or (y) amounts applied against self-insured retention amounts or deductibles (provided such settlements do not involve any material non-monetary obligations on the part of the Company and/or any Subsidiary);

                           (xviii) change the composition, fill any vacancies or increase the size of the Company's Board of Directors; or

                           (xix) amend or modify in any material respect or terminate any existing intellectual property license, execute any new intellectual property license, sell, license or otherwise dispose of, in whole or in part, any Company Intellectual Property Rights, and/or subject any Company Intellectual Property Rights to any Encumbrance except in connection with the sale or liquidation of New Haven Software, the Australian Sub and/or the UK Sub.

                  (b) For purposes of this Section 5.1, any action that the Company can establish was taken or approved by Allan J. Gardner or Wilburn W. Smith other than at the specific direction of the Company's Board of Directors will be deemed to have been approved by SG, whether or not such action or approval is documented in writing.

         5.2 PREPARATION OF PROXY STATEMENT; SHAREHOLDERS MEETING.

                  (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file with the Commission the Proxy Statement in preliminary form (provided that SG and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement prior to its filing with the Commission), and the Company shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect thereto. The Company shall notify SG promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply SG with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt (or waiver) of the Agreed Shareholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after filing with the Commission. Subject to the fiduciary duties under applicable law of the Company's Board of Directors, (i) the Proxy Statement shall contain the recommendation of the Company's Board of Directors, acting upon the recommendation of the Independent Committee, that the shareholders of the Company vote to adopt and approve this Agreement and the Merger and (ii) if requested to do so by SG at any time prior to the Shareholders Meeting and subject to compliance with their fiduciary duties under applicable law, if there shall have been publicly announced an alternative Acquisition Proposal (as hereinafter defined), the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall within a reasonable period of time following such request (and prior to the Shareholders Meeting) publicly reaffirm such recommendation and/or shall publicly announce that it is not recommending that the shareholders of the Company accept an alternative Acquisition Proposal, provided that such reaffirmation or announcement does not require significant delay in the timing of the Shareholders Meeting.

                  (b) The Company shall, as soon as practicable following the date of execution of this Agreement, duly call, give notice of, convene and hold a Shareholders Meeting for the purpose of seeking the shareholder approval of this Agreement and the Merger. Subject to compliance with their fiduciary duties under applicable law, the Company's Board of Directors, acting upon the recommendation of the Independent Committee, shall recommend to its shareholders that they adopt and approve this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

                  (c) SG and the Principals shall cause any and all shares of Company Common Stock beneficially owned by SG or the Principals to be voted in favor of the adoption and approval of this Agreement and the Merger.

                  (d) SG shall, as soon as practicable following the date of this Agreement, prepare and, together with the Company, file with the Commission the Schedule 13E-3 (provided that the Company and its counsel shall be given reasonable opportunity to review and comment on the Schedule 13E-3 prior to its filing with the Commission), and SG, together with the Company, shall use its best efforts to respond as promptly as practicable to any comments of the Commission with respect thereto. SG shall notify the Company of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments to the Schedule 13E-3 or for additional information and shall supply the Company with copies of all correspondence between SG or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Schedule 13E-3. If at any time prior to receipt of the Agreed Shareholder Approval there shall occur any event that should be set forth in an amendment to the Schedule 13E-3, SG shall promptly prepare and, together with the Company, file with the Commission such amendment.

         5.3 ACQUISITION PROPOSALS.

                  (a) The Company may (i) furnish information with respect to the Company to any Person for purposes of soliciting a Superior Acquisition Proposal (as hereinafter defined) from such Person pursuant to a confidentiality agreement entered into between such Person and the Company in form and substance reasonably satisfactory to the Company's Board of Directors or the Independent Committee acting on its behalf, and (ii) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, an "ACQUISITION PROPOSAL" means any inquiry, proposal or offer from any Person (other than in connection with the sale or liquidation by the Company of New Haven Software, the Australian Sub and/or the UK Sub) (a) relating to any direct or indirect acquisition or purchase of (x) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company or any Subsidiary, or (y) 15% or more of any class of equity securities of the Company or any Subsidiary, (b) relating to any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any Subsidiary, or (c) relating to any merger, consolidation, business combination, acquisition, recapitalization, liquidation, dissolution or similar transaction involving Company or any Subsidiary, in each case, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "SUPERIOR ACQUISITION PROPOSAL" means any Acquisition Proposal which (i) the Company's Board of Directors, acting upon the recommendation of the Independent Committee, determines in good faith is reasonably likely to be consummated, taking into account the Person making the proposal and all legal, financial, regulatory and other aspects of the Acquisition Proposal, and (ii) the Company's Board of Directors or the Independent Committee acting on its behalf believes in good faith (after consultation with and based upon the advice of its outside financial advisors) would, if consummated, provide greater value to the Company's shareholders than the transaction contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 5.3, the Company's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SG, the approval or recommendation by the Company's Board of Directors of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION AGREEMENT") related to any Acquisition Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence. Notwithstanding the foregoing, if at any time the Company's Board of Directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law, subject to compliance with paragraph (c) below, the Company's Board of Directors may, in response to a Superior Acquisition Proposal, enter into a Company Acquisition Agreement with respect to such Superior Acquisition Proposal and, at the time of execution of a binding agreement with respect thereto, terminate this Agreement in accordance with Section 7.3 hereof.

                  (c) In addition to the obligations of the Company as set forth in paragraphs (a) and (b) of this Section 5.3, Company shall advise SG orally within one business day and in writing within two business days of any Acquisition Proposal in response to which the Company has furnished confidential information to the proponent thereof or has commenced negotiations with the proponent thereof. In addition, in the event (and in each event) that the Company intends to enter into a Company Acquisition Agreement relating to a Superior Acquisition Proposal, the Company shall, not less than one 24-hour period containing eight regular business hours, prior to entering into such Company Acquisition Agreement advise SG in writing of such intention and the identity of the Person or Persons who have made and/or are sponsoring, directly or indirectly, such Superior Acquisition Proposal.

         5.4 INSPECTION OF RECORDS. From the date hereof to the Effective Time, the Company shall and shall cause its Subsidiaries, and their respective directors, employees, auditors, counsel, financial advisors and other agents, to
(a) allow all designated officers, attorneys, accountants and other representatives of SG reasonable access at all reasonable times to its officers, agents, employees, offices, records, files, correspondence, audits and properties, as well as to all information relating to its commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries; (b) furnish to SG and its aforementioned representatives such financial, operating and other data and other information as such Persons may reasonably request; and (c) instruct its employees, counsel, auditors and financial advisors and other agents to cooperate reasonably with SG and its investigation of the business of the Company and its Subsidiaries. From the date hereof to the Effective Time, SG shall (a) furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (b) instruct its officers, counsel and financial advisors of SG to cooperate reasonably with the Company in its investigation of the business of SG. Notwithstanding the foregoing, the Company may withhold the documents and information actually described in the Company Disclosure Statement to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement. SG shall, and shall cause its officers, employees, agents, consultants and affiliates to, hold all information obtained pursuant to this Agreement in confidence and in the event of termination of this Agreement for any reason, SG shall promptly return or destroy all nonpublic documents obtained from Company and any copies made of such documents for SG and all documentation and other material prepared by SG or its advisors based on written nonpublic information furnished by Company or its advisors shall be destroyed.

         5.5 PUBLICITY. Neither party hereto shall make any press release or public announcement with respect to this Agreement, the Merger or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its outside legal counsel, is obligated to make pursuant to applicable law or regulation of any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

         5.6 FURTHER ACTION; REASONABLE BEST EFFORTS.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including but not limited to (i) cooperation in the preparation and filing of the Proxy Statement and the
Schedule 13E-3, (ii) determining whether any filings are required to be made or consents, approvals, waivers, licenses, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement) under any applicable law or regulation or from any governmental entities or third parties, including parties to leases, loan agreements or other debt instruments, in connection with the transactions contemplated by this Agreement, including the Merger, and (iii) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations.

                  (b) The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, agreements, extensions or other waivers of rights necessary to ensure that all Leases and other Material Contracts remain in full force and effect for the benefit of the Surviving Corporation after the Effective Time on substantially the same terms and conditions as in effect on the date hereof (without any increase in amounts payable thereunder).

         5.7 INDEMNIFICATION; D&O INSURANCE, ETC.

                  (a) SG shall, to the fullest extent permitted by law, cause the Surviving Corporation (from and after the Closing Date) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its Subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Closing Date to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Articles of Incorporation, By-laws, the FBCA, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's Articles of Incorporation, By-laws, the FBCA and such individual indemnity agreements from the Closing Date until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its Subsidiaries is entitled to indemnification under this Section 5.7, such director or officer shall be entitled to reimbursement from the Company (from and after the Closing
Date) or the Surviving Corporation (from and after the Closing Date) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

                  (b) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. Prior to the Effective Time SG shall purchase tail insurance providing coverage for a period of six years after the Effective Time on the same terms as the current policies of directors' and officers' liability insurance and indemnification maintained by the Company (provided that SG may substitute therefor policies with reputable and financially sound carriers, which policies provide coverage of the types, in the amounts and containing terms and conditions which are no less advantageous to the beneficiaries thereof than those maintained by the Company) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time.

                  (c) The Articles of Incorporation of the Surviving Corporation shall contain the provisions that are set forth in Article VI of the Company's Articles of Incorporation, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all of substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 5.7.

         5.8 DISPOSITION OF LITIGATION. The Company and SG shall participate jointly in the defense of any shareholder litigation against the Company or SG, as applicable, and their respective affiliates, and the directors, officers, employees, representatives and agents of the foregoing, relating to the transactions contemplated by this Agreement.

         5.9 TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN. The Company shall accelerate the next exercise date under its Employee Stock Purchase Plan to November 9, 2001 and shall thereafter terminate such Plan.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 7.8 hereof):

                  (a) No preliminary or permanent injunction or other order, decree, statute, rule or regulation shall have been entered and remain in effect by any federal or state court or federal, state, local or other governmental entity which prevents the consummation of the Merger or materially changes the terms or conditions of this Agreement.

                  (b) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for the filing of the Articles of Merger and any documents required to be filed after the Effective Time.

                  (c) The consummation of the Merger shall not violate applicable law.

         6.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by the Company in accordance with the provisions of Section 7.8 hereof):

                  (a) This Agreement and the Merger shall have been adopted and approved by Agreed Shareholder Approval.

                  (b) SG shall have performed, in all material respects, all of its respective obligations contained herein that are required to be performed by SG at or prior to the Closing Date, and the Company shall have received a certificate of an Executive Officer of SG, dated the Closing Date, certifying to such effect.

                  (c) The representations and warranties of SG contained in this Agreement and in any document delivered in connection herewith (disregarding any qualification contained therein with respect to materiality and material adverse effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a material adverse effect on SG or its ability to perform its obligations hereunder. The Company shall have received a certificate of an Executive Officer of SG, dated the Closing Date, certifying to such effect.

                  (d) The Company shall have received from SG certified copies of the resolutions of its Board of Directors and shareholders approving and adopting this Agreement, the Merger and the transactions contemplated hereby.

                  (e) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a material adverse effect on SG or its ability to perform hereunder.

                  (f) SG shall have executed and delivered such other documents and taken such other actions as the Company shall have reasonably requested.

         6.3 CONDITIONS TO THE OBLIGATION OF SG TO EFFECT THE MERGER. The obligations of SG to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by SG in accordance with the provisions of Section 7.8 hereof):

                  (a) This Agreement and the Merger shall have been adopted and approved by Requisite Shareholder Approval.

                  (b) There shall not be pending or threatened by any governmental entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from SG or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or (iii) seeking to impose limitations on the ability of SG or any shareholder of SG to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company.

                  (c) The Company shall have performed, in all material respects, all of its obligations contained herein that are required to be performed by the Company at or prior to the Closing Date, and SG shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect.

                  (d) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith (disregarding any qualification contained therein with respect to materiality and Material Adverse Effect) shall be true and correct as of the Closing Date (except those representations and warranties that address matters as of a particular date, which shall remain true and correct as of such date) with only such exceptions as would not in the aggregate have a Material Adverse Effect on the Company. SG shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying to such effect.

                  (e) SG shall have received from the Company certified copies of the resolutions of the Company's Board of Directors and shareholders approving and adopting this Agreement and the Merger and the transactions contemplated hereby.

                  (f) SG shall have received evidence, in form and substance reasonably satisfactory to it, that all material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties have been obtained without, in the case of third parties, the payment or imposition of any costs or additional obligations.

                  (g) From the date of this Agreement through the Effective Time, there shall not have occurred any event that has had, or would be reasonably likely to have, a Material Adverse Effect on the Company.

                  (h) Each director of the Company other than the Principals shall have resigned from the Company's Board of Directors in writing, effective as of the Effective Time.

                  (i) The Company shall have executed and delivered such other documents and taken such other actions as SG shall have reasonably requested.

                                  ARTICLE VII

                                   TERMINATION

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Requisite Shareholder Approval, by the mutual consent of SG and the Company.

         7.2 TERMINATION BY EITHER SG OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by the Company by action of the Company's Board of Directors upon the recommendation of the Independent Committee or by SG by action of its Board of Directors if:

                  (a) the Merger shall not have been consummated by February 28, 2002; provided, however, that the right to terminate this Agreement under this clause will not be available to any party whose breach of any representation, warranty or covenant hereunder has been a cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (b) the Requisite Shareholder Approval shall not have been obtained at the Shareholders Meeting (as such meeting may be adjourned or delayed); or

                  (c) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the transactions contemplated by this Agreement or (ii) otherwise altering the terms of any of the foregoing in any significant respect, and such order, decree, ruling or other action is or shall have become final and nonappealable.

         7.3 TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company, prior to the receipt of the Agreed Shareholder Approval if, (i) pursuant to and in compliance with Section 5.3(b) hereof, the Board of Directors of the Company acting upon the recommendation of the Independent Committee withdraws, modifies or amends in a manner adverse to SG its approval or recommendation of this Agreement or any of the transactions contemplated hereby (or publicly announces its intention to do so), or (ii) the Company's Board of Directors acting upon the recommendation of the Independent Committee approves a Superior Acquisition Proposal; provided, however, that the Company shall have complied with Section 5.3(c) in all respects; PROVIDED that this Agreement may not be terminated pursuant to this Section 7.3 unless concurrently with such termination, the Company pays to SG the Termination Fee (as such term is defined in Section 7.6(a)).

         7.4 TERMINATION BY SG. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by SG if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to SG its approval or recommendation of this Agreement or any of the transactions contemplated herein, (ii) approved, recommended or entered into a Company Acquisition Agreement with respect to, or consummated, any Superior Acquisition Proposal, (iii) resolved to do any of the foregoing, or

(iv) in response to the commencement of any tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock, not recommended rejection of such tender offer or exchange offer.

         7.5 TERMINATION UPON BREACH OF REPRESENTATION, WARRANTY OR COVENANT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (i) by the Company, if SG breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is reasonably likely to have a material adverse effect on SG or its ability to perform hereunder and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after the Company has furnished SG with written notice of such breach, or (ii) by SG if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement and such breach is reasonably likely to have a Material Adverse Effect on the Company and, with respect to any such breach that is reasonably capable of being remedied, the breach is not remedied within 20 days after SG has furnished the Company with written notice of such breach.

         7.6 TERMINATION FEE.

                  (a) In the event that this Agreement is terminated by the Company pursuant to Section 7.3 or by SG pursuant to Section 7.4, the Company shall pay to SG by wire transfer of immediately available funds to an account designated by SG on the next business day following such termination (or, in the case of a termination pursuant to Section 7.3, prior to the effectiveness of such termination) an amount equal to $1,679,100(1) (the "Termination Fee").

                  (b) The payment of the Termination Fee shall serve as full liquidated damages hereunder, and SG hereby waives all claims against the Company and its Subsidiaries hereunder in respect of the circumstances requiring such payment.

                  (c) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby; provided that all expenses of SG shall be paid by the Surviving Corporation at or following the Effective Time.

         7.7 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall become void and have no effect other than Sections 5.4, 5.8, 7.6 and this 7.7 which provisions shall survive such termination and all obligations of the parties hereto shall terminate, except pursuant to such enumerated provisions without any liability or obligation on the part of SG or the Company.

         7.8 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or

----------------------------------
(1) 12,404,287 X 2.7 X .05 + 4,530
conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as provided in Section 7.7 hereof, the representations and warranties in this Agreement and in any instrument delivered pursuant hereto shall expire at the Effective Time or upon the termination of this Agreement pursuant to Article VII, as the case may be. All agreements in this Agreement to be fully performed prior to the Effective Time shall terminate at the Effective Time and all other agreements shall survive the Effective Time.

         8.2 NOTICES. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private carrier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to SG:                               If to the Company:

Ecometry Corporation                    Members of the Independent Committee
1615 South Congress Avenue              of the Board of Directors
Delray Beach, Florida 33445             1615 South Congress Avenue
Attn: Wilburn W. Smith                  Delray Beach, Florida 33445
Facsimile: 561-279-4376                 Facsimile:  561-279-4376

With copies to:                         With copies to:

Akerman, Senterfitt & Eidson, P.A.      Testa, Hurwitz & Thibeault, LLP
Las Olas Centre II, Suite 1600          Oliver Street Tower
350 East Las Olas Blvd.                 125 High Street
Fort Lauderdale, Florida 33301          Boston, Massachusetts 02110
Attn:  Bruce I. March, Esq.             Attn: George Lloyd, Esq.
Facsimile:  (954) 463-2224              Facsimile: (617) 790-0168

or to such other address as any party shall specify by written notice so given.

         8.3 ASSIGNMENT, BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that

SG may assign all or any of its rights and obligations hereunder to any affiliate of SG. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         8.4 ENTIRE AGREEMENT. This Agreement, the Disclosure Statements of the Company and SG and the Exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.5 AMENDMENT.

                  (a) This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  (b) With the consent of the other party, either party to this Agreement may at any time and from time to time prior to the mailing of the Proxy Statement, by written notice to the other party, supplement or amend such party's Disclosure Statement to disclose any breach occurring after the date hereof of any representation or warranty of such party that is not reasonably capable of being remedied prior to the Effective Time and will, if not remedied, result in the condition set forth in Section 6.2(c) (in the case of SG) or in
Section 6.3(d) (in the case of the Company) not being satisfied at the Effective Time.

         8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         8.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         8.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         8.9 WAIVERS. All waivers must be in writing. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.10 INCORPORATION OF EXHIBITS. The Disclosure Statements of the Company and SG attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       SG MERGER CORP.

                                       By: /s/ Allan J. Gardner
                                           -------------------------------------
                                       Title: Treasurer and Secretary


                                       ECOMETRY CORPORATION


                                       By: /s/ Martin K. Weinbaum
                                           -------------------------------------
                                       Title: VP Finance & CFO


                                       For purposes of Section 5.2(c) only:


                                       /s/ Wilburn W. Smith
                                       -----------------------------------------
                                       Wilburn W. Smith


                                       /s/ Allan J. Gardner
                                       -----------------------------------------
                                       Allan J. Gardner

                                    EXHIBIT A

                         Articles of Incorporation of SG

                                    EXHIBIT B

                                   SG By-laws

                                                                         ANNEX B


October 24, 2001
                                                                 COPY ONE OF ONE

Special Committee of the Board of Directors
Ecometry Corporation
1615 South Congress Avenue
Delray Beach, FL 33445

Members of the Special Committee:

You have requested our opinion (the "Fairness Opinion") as to the fairness, from a financial point of view, of the $2.70 per share cash consideration to be received by holders of Company Common Stock not affiliated with SG Merger Corp. (the "Unaffiliated Shareholders") in connection with the proposed merger (the "Merger") of Ecometry Corporation (the "Company") and SG Merger Corp., pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated October 25, 2001.

Adams, Harkness & Hill, Inc., as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render a Fairness Opinion in connection with the Merger by the Special Committee of the Board of Directors of the Company and will receive a fee for our services.

Our Fairness Opinion addresses only the fairness of the Merger Consideration from a financial point of view to the Minority Shareholders and does not address any other aspect of the Merger, nor does it constitute a recommendation to any holder of Common Stock as to how to vote with respect to the Merger. In the ordinary course of our business, we may trade in the Common Stock of the Company for our own account and for the accounts of our customers and may at any time hold a long or short position in the Company's Common Stock.

In developing our Fairness Opinion, we have, among other things: (i) reviewed the Company's Forms 10-K, 10-Q and other documents as filed with the Securities and Exchange Commission since the Company's initial public offering of January 28, 1999; (ii) analyzed certain internal financial statements including both historical financial statements and projected financial statements and operating data concerning the Company prepared by Company management; (iii) conducted discussions with members of senior management of the Company; (iv) reviewed the historical market prices and trading activity for the Company Common Shares and compared them with those of certain publicly traded companies we deemed to be relevant and comparable to the Company; (v) compared the results of operations of the Company with those of certain companies we deemed to be relevant and comparable to the Company; (vi) compared the financial terms of the Merger with the financial terms of certain other mergers and acquisitions we deemed to be relevant and comparable to

                                     Special Committee of the Board of Directors
                                                            Ecometry Corporation
                                                                October 24, 2001
                                                                 Copy ONE of ONE
                                                                          Page 2


the Merger; (vii) reviewed the Merger Agreement and Exhibits thereto; and (viii) reviewed such other financial studies and analyses, performed such other investigations, and taken into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of management that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management. We have also assumed that the Merger will be consummated upon the terms set forth in the Merger Agreement.

Our Fairness Opinion is rendered on the basis of economic and market conditions prevailing and on the prospects, financial and otherwise of the Company known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of the Company. In addition, we have assumed, with your consent that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company.

It is agreed between the Special Committee and Adams, Harkness & Hill, Inc. that this letter is for the information of the Special Committee and the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this Fairness Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Merger as contemplated.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $2.70 per share cash consideration is fair, from a financial point of view, to the Company's Unaffiliated Shareholders.

Sincerely,





/S/ James A. Simms
---------------------------------
James A. Simms, Managing Director

Adams, Harkness & Hill, Inc.